Earnings Presentation Fourth Quarter and Full Year 2025 Exhibit 99.2

2 Important Notice This presentation is prepared for Ares Management Corporation (“Ares”) (NYSE: ARES) for the benefit of its public stockholders. This presentation is solely for information purposes in connection with evaluating the business, operations and financial results of Ares and certain of its affiliates. Any discussion of specific Ares entities is provided solely to demonstrate such entities’ role within the Ares organization and their contribution to the business, operations and financial results of Ares. This presentation may not be referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by Ares. This presentation contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares, including those described in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”). These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Ares does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information and assumes no responsibility for independent verification of such information. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise these statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. Further, certain fund performance information, unless otherwise stated, is before giving effect to management fees, carried interest or incentive fees and other expenses. This presentation does not constitute, and shall not be construed as, an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice, or any other service by Ares of any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Ares or its advisors. Management uses certain non-GAAP financial measures, including Assets Under Management, Fee Paying Assets Under Management, Fee Related Earnings and Realized Income to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds within its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Glossary. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the “Glossary” slides. The results contained in this presentation are made as of December 31, 2025, unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any interpretation that there has been no change in the facts set forth in this presentation since that date. Throughout this presentation, “NM” indicates data has not been presented as it was deemed not meaningful. For additional important disclosure information, please refer to the footnotes and endnotes of this presentation, as needed.

3 Q4-25 and FY-25 Financial Results Assets Under Management Corporate Actions Fourth Quarter and Full Year 2025 Highlights 1) Unconsolidated management fees includes $17.4 million and $44.8 million from Consolidated Funds that are eliminated upon consolidation for Q4-25 and FY-25, respectively, and excludes management fees attributable to certain joint venture partners. Unconsolidated other fees represents $77.2 million and $272.7 million for Q4-25 and FY-25, respectively, and excludes administrative fees that are presented as a reduction to respective expenses and administrative fees attributable to certain joint venture partners. 2) Net inflows of capital represents gross capital commitments less redemptions. • Total Assets Under Management (“AUM”) of $622.5 billion • Total Fee Paying AUM (“FPAUM”) of $384.9 billion • Available Capital of $156.0 billion • AUM Not Yet Paying Fees available for future deployment of $78.8 billion • Raised $35.9 billion and $113.2 billion in gross new capital for Q4-25 and FY-25, respectively, with net inflows of capital2 of $34.4 billion and $107.7 billion, respectively, for these periods • Capital deployment of $45.8 billion and $145.8 billion during Q4-25 and FY-25, respectively, including $19.2 billion and $69.1 billion, respectively, by our drawdown funds for these periods • Declared quarterly dividend of $1.35 per share of Class A and non-voting common stock, which is payable on March 31, 2026 to stockholders of record as of March 17, 2026 • Declared quarterly dividend of $0.84375 per share of Series B mandatory convertible preferred stock, which is payable on April 1, 2026 to preferred stockholders of record as of March 15, 2026 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK • GAAP net income attributable to Ares Management Corporation of $54.2 million and $527.4 million, respectively • GAAP basic and diluted earnings per share of Class A and non-voting common stock of $0.08 and $1.71, respectively • GAAP management fees of $991.1 million and $3,680.5 million, respectively • Unconsolidated management fees and other fees of $1,070.9 million and $3,955.6 million, respectively1 • Fee Related Performance Revenues of $171.2 million and $301.3 million, respectively • Fee Related Earnings of $527.7 million and $1,775.3 million, respectively • Realized Income of $589.1 million and $1,848.3 million, respectively • After-tax Realized Income of $1.45 and $4.76 per share of Class A and non-voting common stock, respectively • [TBD]

GAAP Statements of Operations

$ in thousands, except share data	Quarter ended December 31, 2025	Quarter ended December 31, 2024	Year ended December 31, 2025	Year ended December 31, 2024
Revenues				
Management fees	$991,096	$779,156	$3,680,467	$2,942,126
Carried interest allocation	205,401	196,174	1,153,976	390,180
Incentive fees	206,658	239,118	362,453	344,157
Principal investment income (loss)	(2,788)	877	48,149	45,424
Administrative, transaction and other fees	104,554	43,672	356,437	162,894
Total revenues	**1,504,921**	**1,258,997**	**5,601,482**	**3,884,781**
Expenses				
Compensation and benefits	604,956	463,062	2,565,625	1,731,747
Performance related compensation	332,921	309,384	1,094,355	449,564
General, administrative and other expenses	289,851	199,122	996,075	736,501
Expenses of Consolidated Funds	20,916	9,199	52,711	20,879
Total expenses	**1,248,644**	**980,767**	**4,708,766**	**2,938,691**
Other income (expense)				
Net realized and unrealized gains on investments	106,186	2,789	307,582	16,570
Interest and dividend income	8,379	23,102	47,451	43,054
Interest expense	(45,365)	(37,909)	(171,642)	(142,966)
Other income (expense), net	(255,247)	20,100	(319,745)	627
Net realized and unrealized gains on investments of Consolidated Funds	154,663	121,185	551,076	313,963
Interest and other income of Consolidated Funds	122,490	201,033	575,273	933,349
Interest expense of Consolidated Funds	(140,737)	(208,657)	(595,818)	(835,335)
Total other income (expense), net	**(49,631)**	**121,643**	**394,177**	**329,262**
Income before taxes	206,646	399,873	1,286,893	1,275,352
Income tax expense	8,148	49,857	198,535	164,617
Net income	**198,498**	**350,016**	**1,088,358**	**1,110,735**
Less: Net income attributable to non-controlling interests in Consolidated Funds	126,521	59,326	253,904	295,772
Net income attributable to Ares Operating Group entities	**71,977**	**290,690**	**834,454**	**814,963**
Less: Net income (loss) attributable to redeemable interest in Ares Operating Group entities	(490)	(902)	1,349	103
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	18,219	114,275	305,743	351,118
Net income attributable to Ares Management Corporation	**54,248**	**177,317**	**527,362**	**463,742**
Less: Series B mandatory convertible preferred stock dividends declared	25,312	22,781	101,250	22,781
Net income attributable to Ares Management Corporation Class A and non-voting common stockholders	**$28,936**	**$154,536**	**$426,112**	**$440,961**
Net income per share of Class A and non-voting common stock:				
Basic	$0.08	$0.72	$1.71	$2.04
Diluted	$0.08	$0.72	$1.71	$2.04
Weighted-average shares of Class A and non-voting common stock:				
Basic	221,143,277	202,602,918	217,361,945	198,054,451
Diluted	221,143,277	215,079,786	217,361,945	198,054,451

ARES
4

RI and Other Measures Financial Summary

$ in thousands, except share data (and as otherwise noted)	Quarter ended December 31, 2025	Quarter ended December 31, 2024	% Change	Year ended December 31, 2025	Year ended December 31, 2024	% Change
Management fees[1]	$993,655	$780,692	27%	$3,682,922	$2,957,430	25%
Fee related performance revenues	171,158	161,984	6	301,309	231,537	30
Other fees	77,214	25,348	205	272,707	91,879	197
Compensation and benefits expenses[2]	(525,087)	(438,355)	(20)	(1,817,319)	(1,418,536)	(28)
General, administrative and other expenses[3]	(189,237)	(133,429)	(42)	(664,319)	(500,573)	(33)
Fee Related Earnings	**527,703**	**396,240**	**33**	**1,775,300**	**1,361,737**	**30**
Realized net performance income	102,232	89,333	14	169,011	148,878	14
Investment income—realized	567	10,664	(95)	41,443	39,651	5
Net interest expense	(41,441)	(20,187)	(105)	(137,446)	(83,146)	(65)
Realized Income	**589,061**	**476,050**	**24**	**1,848,308**	**1,467,120**	**26**
After-tax Realized Income[4]	**$529,125**	**$434,685**	**22**	**$1,704,236**	**$1,347,823**	**26**
After-tax Realized Income per share of Class A and non-voting common stock[5]	**$1.45**	**$1.23**	**18**	**$4.76**	**$3.97**	**20**
Other Data						
Fee Related Earnings margin	**42.5%**	**40.9%**		**41.7%**	**41.5%**	
Effective management fee rate	**0.99%**	**1.02%**		**1.00%**	**1.02%**	

1) Includes Part I Fees of $146.0 million and $122.0 million for Q4-25 and Q4-24, respectively, and $533.6 million and $462.4 million for FY-25 and FY-24, respectively.
2) Includes fee related performance compensation of $99.1 million and $100.0 million for Q4-25 and Q4-24, respectively, and $180.8 million and $141.7 million for FY-25 and FY-24, respectively.
3) Includes supplemental distribution fees of $20.8 million and $13.6 million for Q4-25 and Q4-24, respectively, and $80.7 million and $51.2 million for FY-25 and FY-24, respectively.
4) For Q4-25, Q4-24 and FY-25, FY-24, after-tax Realized Income includes current income tax related to: (i) entity level taxes of $18.5 million, $6.2 million and $49.8 million, $28.5 million, respectively, and (ii) corporate level tax expense of $41.4 million, $35.2 million and $94.2 million, $90.8 million, respectively. For more information regarding after-tax RI, please refer to the "Glossary" slides.
5) Calculation of after-tax Realized Income per share of Class A and non-voting common stock uses the total average shares of Class A and non-voting common stock outstanding and the proportional dilutive effects of the Ares' equity-based awards and Series B mandatory convertible preferred stock. Please refer to slide 23 for additional information.

ARES
5

Gross New Capital Commitments[1]

$ in billions	Q4-25	FY 2025	Full Year Primary Activities
Credit Group			
U.S. Direct Lending	$11.0	$36.2	• Capital raised of $18.4 billion by our business development companies ("BDCs"), including $11.5 billion by Ares Strategic Income Fund ("ASIF") and $5.5 billion by ARCC • Debt and equity commitments to various funds, including debt commitments of $3.7 billion to Ares Senior Direct Lending Fund III, L.P. ("SDL III")
Liquid Credit	4.1	11.2	• Equity and debt commitments to various funds • Four new U.S. CLOs and three new European CLOs
European Direct Lending	1.5	8.9	• Capital raised of $3.6 billion by our open-ended European direct lending fund • Debt and equity commitments to various funds, including debt commitments of $2.9 billion to Ares Capital Europe VI, L.P. ("ACE VI")
Opportunistic Credit	1.1	5.9	• Equity and debt commitments to various funds, including equity commitments of $5.0 billion to our third opportunistic credit fund
Alternative Credit	0.6	4.2	• Equity and debt commitments to various funds, including equity commitments of $1.5 billion and debt commitments of $0.3 billion to our open-ended core alternative credit fund
APAC Credit	0.5	0.5	• Equity commitments to various funds, including $0.4 billion to our seventh Asian special situations fund
Total Credit Group	**$18.8**	**$66.9**	
Real Assets Group			
Real Estate	$7.4	$16.5	• Debt and equity commitments to various funds, including debt commitments of $7.1 billion and equity commitments of $1.6 billion to real estate debt funds and equity commitments of $1.9 billion to our 11th U.S. value-add real estate equity fund • Capital raised of $1.8 billion by our diversified non-traded REIT and of $0.6 billion by our industrial non-traded REIT • Equity commitments of $0.4 billion to our Japanese open-ended industrial real estate fund
Infrastructure	2.9	7.5	• Equity and debt commitments to various funds, including equity commitments of $2.5 billion and debt commitments of $0.5 billion to our sixth infrastructure debt fund and equity commitments of $0.7 billion to Ares Climate Infrastructure Partners II, L.P. ("ACIP II"), bringing total equity commitments to $1.6 billion • Capital raised of $2.0 billion by our open-ended infrastructure fund • Equity commitments of $0.8 billion to Japan DC Partners I, L.P. ("JDC I"), bringing total equity commitments to $2.4 billion
Total Real Assets Group	**$10.3**	**$24.0**	
Private Equity Group			
Corporate Private Equity	$0.7	$2.2	• Equity commitments of $2.0 billion to Ares Corporate Opportunities Fund VII, L.P. ("ACOF VII"), bringing total equity commitments to $3.9 billion
APAC Private Equity	0.1	0.1	• Equity commitments to various funds
Total Private Equity Group	**$0.8**	**$2.3**	
Secondaries Group			
Private Equity Secondaries	$2.2	$6.2	• Capital raised of $2.6 billion by Ares Private Markets Fund ("APMF") • Equity and debt commitments to various funds
Infrastructure Secondaries	0.8	3.3	• Equity commitments of $3.3 billion to Ares Secondaries Infrastructure Solutions III, L.P. ("ASIS III") and related vehicles, bringing total equity commitments to $4.2 billion
Credit Secondaries	1.0	3.0	• Equity commitments of $2.9 billion to Ares Credit Secondaries Fund, L.P. ("ACS"), bringing total equity commitments to $4.0 billion
Real Estate Secondaries	—	0.4	• Equity commitments to various funds
Total Secondaries Group	**$4.0**	**$12.9**	
Other Businesses			
Insurance	$2.0	$7.1	• Additional managed assets
Total Other Businesses	**$2.0**	**$7.1**	
Total	**$35.9**	**$113.2**	

ARES

1) Represents gross new capital commitments during the period presented, including equity and debt commitments, and gross inflows into our open-ended managed accounts, publicly-traded vehicles and perpetual wealth vehicles. Commitments denominated in currencies other than U.S. dollar have been converted at the prevailing quarter-end exchange rate.

6

7 Q4-24 Q3-25 Q4-25 Assets Under Management1 1) AUM amounts include vehicles managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and a SEC-registered investment adviser (“IHAM”). AUM as of December 31, 2025 was $622.5 billion, an increase of 29% from prior year • The increase of $138.1 billion was primarily driven by: – commitments to our drawdown funds, primarily our third opportunistic credit fund, ACE VI, SDL III, ASIS III and ACS; – capital raised by our perpetual capital vehicles, primarily our credit BDCs, our open-ended European direct lending fund, APMF and our open-ended infrastructure fund; – the acquisition of GCP International; and – additional managed assets from our insurance platform FPAUM Q4-24 Q3-25 Q4-25 Credit Real Assets Private Equity Secondaries Other Businesses ($ in billions) ($ in billions) AUM $348.8 $24.0 $75.3 $29.2 $7.1 $484.4 $595.7 $8.3 $38.4 $132.4 $25.1 $292.6 $22.4 $11.4 $5.5 $44.1 $209.2 $7.0 $249.8 $28.1 $11.8 $80.5 $367.6 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK $391.5 $406.9 $139.1 $25.3 $42.1 $9.1 $240.2 $84.1 $14.4 $29.5 $7.1 $622.5 $384.9 FPAUM as of December 31, 2025 was $384.9 billion, an increase of 32% from prior year • The increase of $92.3 billion was primarily driven by: – the deployment of capital by our drawdown funds, primarily across the U.S. and European direct lending and alternative credit strategies; – capital raised by our perpetual capital vehicles, primarily our credit BDCs, our open-ended European direct lending fund, APMF and our open-ended infrastructure fund; – the acquisition of GCP International; and – additional managed assets from our insurance platform

8 Q4-24 Q3-25 Q4-25 $2.4 Perpetual Capital Perpetual Capital AUM Perpetual Capital as of December 31, 2025 was $200.0 billion, an increase of 50% from prior year • The increase of $66.4 billion was primarily driven by: – capital raised by our credit BDCs, our open-ended European direct lending fund, APMF and our open-ended infrastructure fund; – commitments to our open-ended core alternative credit fund; – the conversion of our closed-end sports, media and entertainment fund to a perpetual capital vehicle; – the acquisition of GCP International; and – additional managed assets from our insurance platform Perpetual Capital by Type ($ in billions) ($ in billions) Credit Real Assets Secondaries Other Businesses $8.2 $4.7 $6.4 $97.8 $133.5 $27.0 $43.9 $133.6 $190.3 Q4-24 Q3-25 Q4-25 $190.3 $52.0 $57.9 $34.8 $45.6 $46.0 $133.6 $35.5 $38.7 $24.2 $35.2 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK $140.0 $45.7 $5.3 $9.0 $200.0 $36.3 $62.6 $55.1 $200.0 Publicly-Traded Vehicles Perpetual Wealth Vehicles Private Commingled Vehicles Managed Accounts

9 7% 10% 9% 6% 53% 15% 23% 16% 6% 5% 43% 7% AUM and Management Fees by Type 85% 1) Long-dated funds generally have a contractual life of five years or more at inception. For the year ended December 31, 2025: • 85% of assets under management were perpetual capital or long-dated funds • 93% of management fees were earned from perpetual capital or long-dated funds AUM by Type Management Fees by Type 93% SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK Perpetual Capital - Publicly-Traded Vehicles Perpetual Capital - Perpetual Wealth Vehicles Perpetual Capital - Private Commingled Vehicles Perpetual Capital - Managed Accounts Long-Dated Funds1 Other

10 Q4-24 Q3-25 Q4-25 Available Capital and AUM Not Yet Paying Fees Available Capital as of December 31, 2025 was $156.0 billion, an increase of 17% from prior year • The increase of $22.9 billion was primarily driven by: – commitments to our infrastructure, opportunistic credit, infrastructure secondaries, credit secondaries and real estate strategies; and – the acquisition of GCP International Available Capital AUM Not Yet Paying Fees Q4-24 Q3-25 Q4-25 ($ in billions) ($ in billions) Credit Real Assets Private Equity Secondaries Other Businesses $0.5 $100.1 $4.1 $19.9 $8.5 $12.7 $32.1 $4.7 $100.0 $156.0 $15.1 $36.3 $5.2 $99.4 $79.4 $2.5 $9.4 $3.7 $95.0 $103.0 $5.7 $18.6 $4.0 $74.7 $101.0 $6.9 $20.6 $0.8 $72.7 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK $133.1 $149.5 AUM Not Yet Paying Fees as of December 31, 2025 was $101.0 billion, an increase of 6% from prior year • The increase of $6.0 billion was primarily driven by: – commitments to our infrastructure debt, credit secondaries and opportunistic credit strategies; and – the acquisition of GCP International

11 $60.5 $12.7 $5.6 $78.8 $16.0 $4.3 $1.9 AUM Not Yet Paying Fees Available for Future Deployment AUM Not Yet Paying Fees As of December 31, 2025, AUM Not Yet Paying Fees includes $78.8 billion of AUM available for future deployment1 and $4.3 billion of development assets not yet stabilized2 that could collectively generate approximately $730.4 million in potential incremental annual management fees • The $78.8 billion of AUM Not Yet Paying Fees available for future deployment primarily includes $28.8 billion in U.S. direct lending funds, $15.9 billion in European direct lending funds, $8.9 billion in alternative credit funds, $6.7 billion in infrastructure funds, $6.2 billion in opportunistic credit funds, $6.0 billion in real estate funds and $3.7 billion in credit secondaries funds 1) No assurance can be made that such results will be achieved or capital will be deployed. Assumes the AUM Not Yet Paying Fees as of December 31, 2025 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain existing funds, some of which may be material. AUM available for future deployment could generate approximately $708.4 million in potential incremental annual management fees. Reference to the $708.4 million includes approximately $37.4 million in potential incremental management fees from deploying cash and a portion of undrawn/available credit facilities at ARCC in excess of its leverage at December 31, 2025. Note that no potential Part I Fees are reflected in any of the amounts above. 2) Development assets not yet stabilized represents fund assets that are in the development stage. Upon completion of development, management fees generally increase with a change in fee base, in fee rate or both. As of December 31, 2025, development assets not yet stabilized could generate approximately $22.0 million in potential incremental annual management fees. There is no assurance such assets will be stabilized. 3) Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but have capital available to be called for follow-on investments in existing portfolio companies. As of December 31, 2025, capital available for deployment for follow-on investments could generate approximately $165.7 million in additional potential annual management fees. There is no assurance such capital will be invested. ($ in billions)($ in billions) AUM Not Yet Paying Fees Credit Real Assets Secondaries $78.8 $101.0 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK Funds in or Expected to Be in Wind-down Capital Available for Future Deployment1 Capital Available for Deployment for Follow-on Investments3 Development Assets Not Yet Stabilized2

12 Q4-24 Q3-25 Q4-25 $29.5 Incentive Eligible AUM and Incentive Generating AUM ($ in billions) ($ in billions) Credit Real Assets Private Equity Secondaries Other Businesses Total Incentive Generating AUM $102.1 $32.6 $8.7 $15.2 $1.5 $160.1 + Uninvested IEAUM 66.5 15.6 5.6 14.1 — 101.8 + IEAUM below hurdle 4.0 13.3 7.6 0.2 — 25.1 + Part II Fees below hurdle2 40.8 2.1 — — — 42.9 Incentive Eligible AUM $213.4 $63.6 $21.9 $29.5 $1.5 $329.9 Credit Real Assets Private Equity Secondaries Other Businesses 1) Incentive Generating AUM includes $55.3 billion of AUM from funds generating incentive income that is not recognized by Ares until such fees are crystallized or no longer subject to reversal. 2) Represents Incentive Eligible AUM associated with Part II Fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception. Incentive Eligible AUM Incentive Eligible AUM as of December 31, 2025 was $329.9 billion, an increase of 18% from prior year • The increase of $50.2 billion was primarily driven by: – commitments to funds across our U.S. and European direct lending, real estate, infrastructure, private equity secondaries and opportunistic credit strategies; and – the acquisition of GCP International Incentive Generating AUM1 as of December 31, 2025 was $160.1 billion, an increase of 28% from prior year • The increase was primarily driven by deployment of capital within credit funds and funds from the acquisition of GCP International that are generating returns in excess of their hurdle rates as of December 31, 2025 Of the $228.1 billion of Incentive Eligible AUM that is currently invested, 70% is Incentive Generating AUM • Excluding the Incentive Eligible AUM associated with Part II Fees,2 86% of Incentive Eligible AUM that is currently invested is Incentive Generating AUM Q4-25 Incentive Generating to Incentive Eligible AUM Reconciliation $63.6 $1.5 $210.5 $21.9 $56.3 $21.8 $26.5 $192.6 $20.2 $46.1 $279.7 $316.5 $329.9 $19.1 $1.7 $1.4 $213.4 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK

13 Fee Related Performance Revenues Fee related performance revenues were $301.3 million during FY-25, generated primarily in our U.S. and European direct lending, alternative credit and private equity secondaries strategies Real Estate U.S. Direct Lending European Direct Lending Alternative Credit Private Equity Secondaries IGAUM by Strategy for Funds Generating Fee Related Performance Revenues ($ in billions) FY-24 FY-25 $6.2 $8.7 $13.2 $7.2 $5.0 $5.0 $2.2 $40.2 Net Fee Related Performance Revenues1 by Strategy ($ in millions) FY-24 FY-25 $38.4 $15.4 $20.2 $20.8 $89.8 $21.1 1) Fee related performance revenues by strategy is presented net of the associated fee related performance compensation. $32.9 $25.5 $31.6 $120.6 $4.0 $10.4 $15.2$9.8

14 $32.9 $10.0 $0.5 $1.7 $0.7 Q4-25 Gross Capital Deployment Capital Deployment ($ in billions) Capital Deployment in Drawdown Funds ($ in billions) Total Gross Capital Deployment during Q4-25 was $45.8 billion compared to $32.1 billion during Q4-24 • Deployment by our drawdown funds was $19.2 billion in Q4-25 compared to $14.0 billion in Q4-24 – Of our drawdown funds, the most active investment strategies were U.S. and European direct lending, real estate and alternative credit • Deployment by our perpetual capital vehicles was $23.9 billion in Q4-25 compared to $17.2 billion in Q4-24 – Of our perpetual capital vehicles, the most active investment strategies were U.S. direct lending, real estate and alternative credit Total Gross Capital Deployment during FY-25 was $145.8 billion compared to $106.7 billion during FY-24 • Deployment by our drawdown funds was $69.1 billion in FY-25 compared to $50.1 billion in FY-24 • Deployment by our perpetual capital vehicles was $71.1 billion in FY-25 compared to $51.7 billion in FY-24 FY-24 FY-25 Credit Real Assets Private Equity SecondariesCredit Real Assets Private Equity Secondaries Other Businesses $45.8 $38.9 $0.4 $50.1 $7.2 $48.2 $1.4 $69.1 $15.6 $3.9 $3.6

Credit Group[1]

- Management and other fees increased by 18% and 16% for Q4-25 and FY-25, respectively, compared to Q4-24 and FY-24, primarily driven by deployment within our U.S. and European direct lending and alternative credit strategies and by capital raised by our publicly-traded and perpetual wealth vehicles
- Fee related performance revenues decreased by 16% for Q4-25 compared to Q4-24 primarily due to lower incentive fees recognized from various direct lending funds. Fee related performance revenues increased by 4% for FY-25 compared to FY-24 primarily driven by higher incentive fees earned from a European direct lending fund and our open-ended core alternative credit fund
- Fee Related Earnings increased by 14% and 16% for Q4-25 and FY-25, respectively, compared to Q4-24 and FY-24, primarily driven by the increases in management fees
- Realized Income increased by 15% and 16% for Q4-25 and FY-25, respectively, compared to Q4-24 and FY-24, primarily driven by the increases in Fee Related Earnings
- Gross Capital Deployment totaled $32.9 billion and $111.1 billion for Q4-25 and FY-25, respectively, primarily driven by $19.0 billion and $60.6 billion in U.S. direct lending, $4.5 billion and $16.2 billion in alternative credit, $4.1 billion and $16.1 billion in European direct lending and $4.4 billion and $12.9 billion in liquid credit for Q4-25 and FY-25, respectively

Financial Summary and Highlights

$ in thousands	Q4-25	Q4-24	% Change	FY-25	FY-24	% Change
Management and other fees	$690,275	$585,643	18%	$2,582,207	$2,219,635	16%
Fee related performance revenues	129,258	153,783	(16)	210,356	202,703	4
Fee Related Earnings	**$521,202**	**$458,761**	**14**	**$1,824,711**	**$1,568,157**	**16**
Realized Income	**$610,292**	**$530,098**	**15**	**$1,952,297**	**$1,688,110**	**16**

$ in billions	Q4-25	Q4-24	% Change	FY-25	FY-24	% Change
Gross Capital Deployment	**$32.9**	**$25.8**	**28%**	**$111.2**	**$87.6**	**27%**
AUM	**406.9**	**348.8**	**17**			
FPAUM	**249.8**	**209.2**	**19**			

Strategy Performance Highlights

Q4-25 / FY-25 gross returns[2]

Alternative Credit	Opportunistic Credit	U.S. Senior Direct Lending	U.S. Junior Direct Lending	European Direct Lending	APAC Credit
2.8% / 14.4%	2.1% / 12.2%	3.6% / 13.0%	2.3% / 15.0%	2.1% / 8.9%	5.6% / 24.2%

ARES Note: Past performance is not indicative of future results. Please refer to the endnotes on slide 39 for additional information.

15

Real Assets Group[1]

- Management and other fees increased by 125% and 100% for Q4-25 and FY-25, respectively, compared to Q4-24 and FY-24, primarily driven by fees from funds that we manage as a result of the acquisition of GCP International
  - Management fees in Q4-25 included catch-up fees[2] of $11.4 million primarily from our fourth European value-add real estate equity fund and our 11th U.S. value-add real estate equity fund. Management fees in FY-25 included catch-up fees[2] of $9.6 million primarily from U.S. Logistics Partners V, L.P., our fourth European value-add real estate equity fund and ACIP II
  - Management fees in Q4-24 and FY-24 included catch-up fees of $0.7 million and $7.8 million, respectively, primarily from ACIP II and AREOF IV
- Fee related performance revenues for Q4-25 and FY-25 primarily represented incentive fees earned from our diversified non-traded REIT and U.S. open-ended industrial real estate fund
- Fee Related Earnings increased by 162% and 119% for Q4-25 and FY-25, respectively, compared to Q4-24 and FY-24, primarily due to the increases in management and other fees
- Realized Income increased by 99% and 103% for Q4-25 and FY-25, respectively, compared to Q4-24 and FY-24, primarily driven by the increases in Fee Related Earnings, partially offset by higher interest expense
- Gross Capital Deployment totaled $10.0 billion and $23.5 billion for Q4-25 and FY-25, respectively, driven by $7.3 billion and $16.8 billion in real estate and $2.7 billion and $6.7 billion in infrastructure for Q4-25 and FY-25, respectively

Financial Summary and Highlights

$ in thousands	Q4-25[3]	Q4-24	% Change	FY-25[3]	FY-24	% Change
Management and other fees	$249,933	$111,292	125%	$859,459	$429,231	100%
Fee related performance revenues	29,614	—	NM	35,665	—	NM
Fee Related Earnings	**$150,649**	**$57,427**	**162**	**$464,660**	**$212,106**	**119**
Realized Income	**$144,758**	**$72,862**	**99**	**$442,054**	**$218,210**	**103**

$ in billions	Q4-25	Q4-24	% Change	FY-25	FY-24	% Change
Gross Capital Deployment	**$10.0**	**$3.1**	**223%**	**$23.6**	**$9.8**	**141%**
AUM	**139.1**	**75.3**	**85**			
FPAUM	**84.1**	**44.1**	**91**			

Strategy Performance Highlights

Q4-25 / FY-25 gross returns[4]

Americas Real Estate Equity	European Real Estate Equity	Infrastructure Debt
0.5% / 7.6%	1.0% / 3.7%	2.3% / 6.2%

ARES Note: Past performance is not indicative of future results. Please refer to the endnotes on slide 40 for additional information.

16

Private Equity Group[1]

- Management and other fees increased by 24% and 2% for Q4-25 and FY-25, respectively, compared to Q4-24 and FY-24, primarily driven by management fees from ACOF VII which started generating fees in the fourth quarter of 2025
  - Management fees in Q4-25 and FY-25 included catch-up fees[2] of $2.2 million and $1.7 million, respectively, from Ares Asia Private Equity Fund III, L.P. ("AAPE III")
- Fee Related Earnings increased by 49% for Q4-25 compared to Q4-24, primarily due to the increase in management fees. Fee Related Earnings decreased by 4% for FY-25 compared to FY-24, primarily driven by the increase in operating expenses, partially offset by the increase in management fees
- Realized Income decreased by 65% and 25% for Q4-25 and FY-25, respectively, compared to Q4-24 and FY-24, primarily driven by realized investment losses in connection with liquidating an APAC private equity fund in Q4-25, partially offset by the increases in management fees
- Gross Capital Deployment totaled $0.5 billion and $1.4 billion for Q4-25 and FY-25, respectively, primarily within corporate private equity

Financial Summary and Highlights

$ in thousands	Q4-25	Q4-24	% Change	FY-25	FY-24	% Change
Management and other fees	$42,649	$34,441	24%	$140,996	$138,825	2%
Fee Related Earnings	**$21,060**	**$14,181**	**49**	**$58,320**	**$60,546**	**(4)**
Realized Income	**$5,873**	**$16,841**	**(65)**	**$39,539**	**$52,501**	**(25)**

$ in billions	Q4-25	Q4-24	% Change	FY-25	FY-24	% Change
Gross Capital Deployment	**$0.5**	**$0.1**	**NM**	**$1.4**	**$0.4**	**250%**
AUM	**25.3**	**24.0**	**5**			
FPAUM	**14.4**	**11.4**	**26**			

Strategy Performance Highlights

Q4-25 / FY-25 gross returns[3]

Corporate Private Equity
0.04% / 5.0%

ARES Note: Past performance is not indicative of future results. Please refer to the endnotes on slide 42 for additional information.

17

Secondaries Group[1]

- Management and other fees increased by 17% and 43% for Q4-25 and FY-25, respectively, compared to Q4-24 and FY-24, primarily driven by higher management fees from capital raised by APMF and by commitments to ASIS III
  - Management fees in FY-25 included catch-up fees of $25.9 million primarily from ASIS III
  - Management fees in Q4-24 and FY-24 included catch-up fees[2] of $4.9 million and $1.9 million, respectively, primarily from ASIS III
- Fee related performance revenues increased by 50% and 92% for Q4-25 and FY-25, respectively, compared to Q4-24 and FY-24, driven by higher incentive fees earned from APMF
- Fee Related Earnings increased by 10% and 65% for Q4-25 and FY-25, respectively, compared to Q4-24 and FY-24, primarily due to the increases in management fees and fee related performance revenues
- Realized Income increased by 23% and 101% for Q4-25 and FY-25, respectively, compared to Q4-24 and FY-24, primarily driven by the increases in Fee Related Earnings
- Gross Capital Deployment totaled $1.7 billion and $6.0 billion for Q4-25 and FY-25, respectively, primarily driven by $0.9 billion and $3.6 billion in private equity secondaries and $0.4 billion and $1.1 billion in real estate secondaries for Q4-25 and FY-25, respectively

Financial Summary and Highlights

$ in thousands	Q4-25	Q4-24	% Change	FY-25	FY-24	% Change
Management and other fees	$66,157	$56,743	17%	$282,872	$197,509	43%
Fee related performance revenues	12,286	8,201	50	55,288	28,834	92
Fee Related Earnings	**$43,252**	**$39,172**	**10**	**$208,406**	**$126,172**	**65**
Realized Income	**$42,597**	**$34,622**	**23**	**$203,300**	**$101,036**	**101**

$ in billions	Q4-25	Q4-24	% Change	FY-25	FY-24	% Change
Gross Capital Deployment	**$1.7**	**$1.9**	**(11)%**	**$5.9**	**$5.1**	**16%**
AUM	**42.1**	**29.2**	**44**			
FPAUM	**29.5**	**22.4**	**32**			

Strategy Performance Highlights

Q4-25 / since inception Q4-25 net returns

APMF[3]
1.8% / 14.2%

Q4-25 / FY-25 gross returns

Private Equity Secondaries[4]
(0.1)% / 2.7%

Real Estate Secondaries[4]
1.3% / 7.2%

ARES

Note: Past performance is not indicative of future results. Please refer to the endnotes on slide 42 for additional information.

18

Supplemental Details

Financial Details – Segments

$ in thousands	Credit Group	Real Assets Group	Private Equity Group	Secondaries Group	Other	Operations Management Group	Total[1]
				Quarter ended December 31, 2025			
Management fees	$674,811	$194,323	$42,123	$65,696	$16,702	$—	$993,655
Fee related performance revenues	129,258	29,614	—	12,286	—	—	171,158
Other fees	15,464	55,610	526	461	152	5,001	77,214
Compensation and benefits	(173,659)	(76,417)	(14,322)	(20,688)	(2,286)	(138,595)	(425,967)
Compensation and benefits—fee related performance compensation	(77,669)	(16,695)	—	(4,756)	—	—	(99,120)
General, administrative and other expenses	(47,003)	(35,786)	(7,267)	(9,747)	(2,691)	(86,743)	(189,237)
Fee related earnings	**521,202**	**150,649**	**21,060**	**43,252**	**11,877**	**(220,337)**	**527,703**
Performance income—realized	288,427	29,627	2,669	—	—	—	320,723
Performance related compensation—realized	(198,363)	(17,990)	(2,138)	—	—	—	(218,491)
Realized net performance income	**90,064**	**11,637**	**531**	**—**	**—**	**—**	**102,232**
Investment income (loss)—realized	2,751	6,478	(11,939)	1,269	2,181	(173)	567
Interest income	572	1,973	1	128	445	805	3,924
Interest expense	(4,297)	(25,979)	(3,780)	(2,052)	(9,166)	(91)	(45,365)
Realized net investment income (loss)	**(974)**	**(17,528)**	**(15,718)**	**(655)**	**(6,540)**	**541**	**(40,874)**
Realized income	**$610,292**	**$144,758**	**$5,873**	**$42,597**	**$5,337**	**$(219,796)**	**$589,061**

$ in thousands	Credit Group	Real Assets Group	Private Equity Group	Secondaries Group	Other	Operations Management Group	Total[1]
				Quarter ended December 31, 2024			
Management fees	$574,736	$102,812	$34,004	$56,637	$12,503	$—	$780,692
Fee related performance revenues	153,783	—	—	8,201	—	—	161,984
Other fees	10,907	8,480	437	106	127	5,291	25,348
Compensation and benefits	(136,618)	(40,954)	(14,093)	(16,469)	(3,545)	(126,629)	(338,308)
Compensation and benefits—fee related performance compensation	(98,197)	—	—	(1,850)	—	—	(100,047)
General, administrative and other expenses	(45,850)	(12,911)	(6,167)	(7,453)	(1,543)	(59,505)	(133,429)
Fee related earnings	**458,761**	**57,427**	**14,181**	**39,172**	**7,542**	**(180,843)**	**396,240**
Performance income—realized	204,988	35,993	34,267	—	—	—	275,248
Performance related compensation—realized	(134,667)	(22,149)	(29,099)	—	—	—	(185,915)
Realized net performance income	**70,321**	**13,844**	**5,168**	**—**	**—**	**—**	**89,333**
Investment income (loss)—realized	3,270	5,776	639	2,175	(249)	(947)	10,664
Interest income	5,952	4,106	1,958	908	4,341	432	17,697
Interest expense[2]	(8,206)	(8,291)	(5,105)	(7,633)	(8,228)	(421)	(37,884)
Realized net investment income (loss)	**1,016**	**1,591**	**(2,508)**	**(4,550)**	**(4,136)**	**(936)**	**(9,523)**
Realized income	**$530,098**	**$72,862**	**$16,841**	**$34,622**	**$3,406**	**$(181,779)**	**$476,050**

1) Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 37-38.
2) Interest expense was historically allocated among our segments based only on the cost basis of our balance sheet investments. Beginning in the first quarter of 2025, we changed our interest expense allocation methodology to consider the growing sources of financing requirements, including the cost of acquisitions in addition to the cost basis of our balance sheet investments. Prior period amounts have been reclassified to conform to the current period presentation.

ARES
20

Financial Details – Segments

$ in thousands	Credit Group	Real Assets Group	Private Equity Group	Secondaries Group	Other	Operations Management Group	Total[1]
	Year ended December 31, 2025						
Management fees	$2,529,312	$678,355	$139,172	$276,292	$59,791	$—	$3,682,922
Fee related performance revenues	210,356	35,665	—	55,288	—	—	301,309
Other fees	52,895	181,104	1,824	6,580	2,700	27,604	272,707
Compensation and benefits	(650,954)	(295,380)	(60,701)	(69,355)	(26,066)	(534,113)	(1,636,569)
Compensation and benefits—fee related performance compensation	(138,035)	(20,236)	—	(22,479)	—	—	(180,750)
General, administrative and other expenses	(178,863)	(114,848)	(21,975)	(37,920)	(9,021)	(301,692)	(664,319)
Fee related earnings	**1,824,711**	**464,660**	**58,320**	**208,406**	**27,404**	**(808,201)**	**1,775,300**
Performance income—realized	383,892	99,813	42,402	177	—	—	526,284
Performance related compensation—realized	(257,290)	(67,883)	(31,994)	(106)	—	—	(357,273)
Realized net performance income	**126,602**	**31,930**	**10,408**	**71**	**—**	**—**	**169,011**
Investment income (loss)—realized	14,321	31,356	(15,659)	1,645	8,425	1,355	41,443
Interest income	6,704	6,895	2,025	1,176	14,489	2,907	34,196
Interest expense	(20,041)	(92,787)	(15,555)	(7,998)	(34,898)	(363)	(171,642)
Realized net investment income (loss)	**984**	**(54,536)**	**(29,189)**	**(5,177)**	**(11,984)**	**3,899**	**(96,003)**
Realized income	**$1,952,297**	**$442,054**	**$39,539**	**$203,300**	**$15,420**	**$(804,302)**	**$1,848,308**

$ in thousands	Credit Group	Real Assets Group	Private Equity Group	Secondaries Group	Other	Operations Management Group	Total[1]
	Year ended December 31, 2024						
Management fees	$2,177,816	$401,968	$137,130	$197,287	$43,229	$—	$2,957,430
Fee related performance revenues	202,703	—	—	28,834	—	—	231,537
Other fees	41,819	27,263	1,695	222	523	20,357	91,879
Compensation and benefits	(558,574)	(160,357)	(56,830)	(58,287)	(21,482)	(421,268)	(1,276,798)
Compensation and benefits—fee related performance compensation	(133,735)	—	—	(8,003)	—	—	(141,738)
General, administrative and other expenses	(161,872)	(56,768)	(21,449)	(33,881)	(6,584)	(220,019)	(500,573)
Fee related earnings	**1,568,157**	**212,106**	**60,546**	**126,172**	**15,686**	**(620,930)**	**1,361,737**
Performance income—realized	326,202	60,317	43,299	361	—	—	430,179
Performance related compensation—realized	(207,794)	(37,283)	(36,334)	110	—	—	(281,301)
Realized net performance income	**118,408**	**23,034**	**6,965**	**471**	**—**	**—**	**148,878**
Investment income (loss)—realized	21,159	5,184	1,926	2,565	9,467	(650)	39,651
Interest income	11,671	7,649	1,970	972	35,810	1,723	59,795
Interest expense[2]	(31,285)	(29,763)	(18,906)	(29,144)	(33,142)	(701)	(142,941)
Realized net investment income (loss)	**1,545**	**(16,930)**	**(15,010)**	**(25,607)**	**12,135**	**372**	**(43,495)**
Realized income	**$1,688,110**	**$218,210**	**$52,501**	**$101,036**	**$27,821**	**$(620,558)**	**$1,467,120**

1) Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 37-38.
2) Interest expense was historically allocated among our segments based only on the cost basis of our balance sheet investments. Beginning in the first quarter of 2025, we changed our interest expense allocation methodology to consider the growing sources of financing requirements, including the cost of acquisitions in addition to the cost basis of our balance sheet investments. Prior period amounts have been reclassified to conform to the current period presentation.

ARES 21

Realized Income per Share Data

$ in thousands, except share data	Quarter ended December 31, 2025	Quarter ended December 31, 2024	Year ended December 31, 2025	Year ended December 31, 2024
After-tax Realized Income				
Realized Income before taxes	$589,061	$476,050	$1,848,308	$1,467,120
Entity level foreign, state and local taxes	(18,544)	(6,152)	(49,841)	(28,458)
Realized Income before corporate income taxes	**570,517**	**469,898**	**1,798,467**	**1,438,662**
Corporate income taxes[1]	(41,392)	(35,213)	(94,231)	(90,839)
After-tax Realized Income	**$529,125**	**$434,685**	**$1,704,236**	**$1,347,823**
After-tax Realized Income per share[2]	**$1.53**	**$1.30**	**$4.96**	**$4.15**
After-tax Realized Income per share of Class A and non-voting common stock				
Realized Income before corporate income taxes	$570,517	$469,898	$1,798,467	$1,438,662
x Average ownership % of Ares Operating Group	67.65%	64.71%	67.01%	63.74%
Realized Income before corporate income taxes attributable to Class A and non-voting common stockholders	**$385,955**	**$304,071**	**$1,205,207**	**$916,978**
Corporate income taxes[1]	(41,392)	(35,213)	(94,231)	(90,839)
After-tax Realized Income attributable to Class A and non-voting common stockholders	**$344,563**	**$268,858**	**$1,110,976**	**$826,139**
After-tax Realized Income per share of Class A and non-voting common stock[3]	**$1.45**	**$1.23**	**$4.76**	**$3.97**

1) Corporate income taxes represent accrued corporate taxes, net of deductions, to be paid or benefits to be received by Ares:
- Corporate income taxes excludes the effects of $(22.9) million, $23.9 million for Q4-25, Q4-24, and $77.1 million, $55.1 million for FY-25, FY-24, respectively, of deferred income tax (benefit) primarily related to net unrealized performance income and net unrealized investment income, as these incomes have been excluded from RI.
- The primary differences between the current portion of taxable income and RI relate to the timing of certain items, primarily vesting of equity awards, payment of placement fees, and amortization of intangibles.
- Tax deductions associated with the vesting of restricted stock units reduced our current tax provision by $41.5 million, $18.2 million and $136.6 million, $70.8 million for Q4-25, Q4-24 and FY-25, FY-24 respectively. The inclusion of the benefit in the after-tax RI per share calculation had the effect of increasing this metric by $0.18, $0.09 and $0.59, $0.34 decreased the RI cash tax rate by 10.5%, 6.3% and 11.0%, 7.6% for Q4-25, Q4-24 and FY-25, FY-24 respectively, from the Company's statutory tax rate of 23.4% and 23.5% for FY-25 and FY-24, respectively.
- Corporate Income taxes represent the current portion of our GAAP tax provision and is presented before giving effect to the tax benefits recorded in connection with the Tax Receivable Agreement ("TRA"). As a result, a higher corporate income tax is used to calculate after-tax RI per share than the current taxes paid by the Company. The current tax benefits associated with the TRA, which represent 85.0% of the tax benefits, were $28.6 million and $16.8 million for FY-25 and FY-24, respectively.

2) Weighted-average shares used for after-tax RI per share for Q4-25 and Q4-24 were 346,239,110 and 334,358,818, respectively. YTD after-tax realized income per share represents the sum of the last four quarters. Please refer to slide 23 for additional information.

3) Weighted-average shares used for after-tax RI per share of Class A and non-voting common stock for Q4-25 and Q4-24 were 237,329,787 and 219,480,058, respectively. YTD after-tax realized income per share represents the sum of the last four quarters. Please refer to slide 23 for additional information.

ARES

22

Weighted-Average Shares

	Q4-25		Q4-24	
	Total Shares	Common Shares, As Adjusted[1]	Total Shares	Common Shares, As Adjusted[1]
Weighted-average shares of Class A and non-voting common stock	221,143,277	221,143,277	202,602,918	202,602,918
Ares Operating Group Units exchangeable into shares of Class A common stock[2]	105,771,518	—	110,476,048	—
Dilutive effect of Series B mandatory convertible preferred stock[3]	9,624,763	9,624,763	8,802,984	8,802,984
Dilutive effect of unvested restricted common units[3]	9,699,552	6,561,747	12,476,868	8,074,156
Total Weighted-Average Shares Used For Realized Income[4]	**346,239,110**	**237,329,787**	**334,358,818**	**219,480,058**

1) Represents proportional dilutive impact based upon the weighted average percentage of Ares Operating Group owned by Ares Management Corporation (67.65% and 64.71% as of December 31, 2025 and 2024, respectively).
2) Represents units exchangeable for shares of Class A common stock on a one-for-one basis.
3) We apply the if-converted and treasury stock methods to determine the dilutive weighted-average common shares represented by (i) our Series B mandatory convertible preferred stock convertible to shares of Class A common stock; and (ii) restricted units to be settled in shares of Class A common stock. Under the if-converted method, shares of our Series B mandatory convertible preferred stock are presumed to be converted to shares of Class A common stock as of the beginning of the period, thus increasing the weighted-average number of shares and the dilutive effect of these securities. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding shares of Class A common stock, thus reducing the weighted-average number of shares and the dilutive effect of these awards.
4) Excludes Class B common stock and Class C common stock as they are not entitled to any economic benefits of Ares in an event of dissolution, liquidation or winding up of Ares.

ARES
23

24 74% 19% 4% 2% Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income Balance Sheet 1) Unconsolidated investments includes $1,346.7 million of investments in Consolidated Funds that are eliminated upon consolidation for GAAP and excludes $57.6 million of investments that are attributable to non-controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $3,972.7 million. 2) As of December 31, 2024, gross and net accrued performance income on a GAAP basis was $3,495.1 million and $957.9 million, respectively, and on an unconsolidated basis was $3,542.0 million and $1,004.8 million, respectively. The unconsolidated basis includes $85.2 million and $46.9 million, respectively, of accrued performance income as of December 31, 2025 and 2024, related to our Consolidated Funds that has been eliminated upon consolidation. Net accrued performance income represents accrued carried interest allocation and excludes net performance income—realized that has been recognized but not yet received by the Company as of the reporting date. 3) Represents ratings as of December 31, 2025. 4) Represents the sum of our cash, cash equivalents and available capacity on our revolving credit facility as of December 31, 2025. Credit Real Assets Private Equity Secondaries SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK Net Accrued Performance Income by Group2 67% 20% 12% 5% December 31, 2024 $957.9 million $1,021.4 million Financial Strength Metrics BBB+ / A-3 Rated by S&P and Fitch $948.9 million Available Liquidity4 $ in millions As of December 31, 2025 Cash and cash equivalents $488.9 Term debt obligations 2,561.4 Amount drawn on $1,840.0 revolving credit facility ($460.0 available capacity) 1,380.0 GAAP Unconsolidated Corporate investment portfolio1 $1,535.7 $2,824.8 Gross accrued performance income2 3,972.7 4,057.9 Net accrued performance income2 1,021.4 1,106.6 Net Accrued Performance Income Rollforward $957.9 Q4-24 (+) Net Change in Unrealized (-) Net Realizations Q4-25 ($ in millions) $212.5 $149.0 December 31, 2025 $1,021.4

25 Balance Sheet Investments by Strategy1 $ in millions As of December 31, 2025 As of December 31, 2024 Credit Liquid Credit $107.3 $139.8 Alternative Credit 1.7 0.8 Opportunistic Credit 19.5 36.8 U.S. Direct Lending 72.1 93.6 European Direct Lending 22.5 40.3 APAC Credit 7.9 10.1 Credit $231.0 $321.4 Real Assets Real Estate $423.6 $237.2 Infrastructure 68.6 74.8 Real Assets $492.2 $312.0 Private Equity Corporate Private Equity $480.8 $307.0 APAC Private Equity 1.8 13.9 Private Equity $482.6 $320.9 Secondaries Private Equity Secondaries $182.5 $152.8 Real Estate Secondaries 11.8 12.3 Infrastructure Secondaries 5.1 5.1 Credit Secondaries — 0.2 Secondaries $199.4 $170.4 Other Insurance $517.5 $389.1 Other Investments 902.1 367.3 Other $1,419.6 $756.4 Total $2,824.8 $1,881.1 1) As of December 31, 2025, the fair value of our corporate investment portfolio was $1,535.7 million as reported in accordance with GAAP. The difference between GAAP and unconsolidated investments represents $1,346.7 million of investments in Consolidated Funds that are eliminated upon consolidation and excludes $57.6 million of investments that are attributable to non-controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $3,972.7 million.

AUM Rollforward

$ in millions	Credit	Real Assets	Private Equity	Secondaries	Other Businesses	Total
			Q4-25 AUM Rollforward			
Q3-25 Ending Balance	**$391,454**	**$132,354**	**$25,096**	**$38,375**	**$8,377**	**$595,656**
Net new par/equity commitments	10,175	6,412	779	3,699	1,963	23,028
Net new debt commitments	8,608	3,905	—	308	—	12,821
Capital reductions	(1,786)	(1,241)	—	(189)	—	(3,216)
Distributions	(4,059)	(1,930)	(675)	(354)	(325)	(7,343)
Redemptions	(1,168)	(282)	—	(31)	—	(1,481)
Net allocations among investment strategies	648	97	—	—	(745)	—
Change in fund value	2,994	(227)	88	348	(163)	3,040
Q4-25 Ending Balance	**$406,866**	**$139,088**	**$25,288**	**$42,156**	**$9,107**	**$622,505**
QoQ change	**$15,412**	**$6,734**	**$192**	**$3,781**	**$730**	**$26,849**

$ in millions	Credit	Real Assets	Private Equity	Secondaries	Other Businesses	Total
			FY-25 AUM Rollforward			
Q4-24 Ending Balance	**$348,858**	**$75,298**	**$24,041**	**$29,153**	**$7,096**	**$484,446**
Acquisitions	—	45,281	856	—	—	46,137
Net new par/equity commitments	36,518	14,316	2,282	11,855	7,129	72,100
Net new debt commitments	30,389	9,611	—	1,083	—	41,083
Capital reductions	(13,310)	(3,275)	(55)	(280)	—	(16,920)
Distributions	(15,997)	(6,382)	(2,031)	(963)	(1,349)	(26,722)
Redemptions	(3,695)	(1,164)	—	(154)	(510)	(5,523)
Net allocations among investment strategies	2,582	272	—	73	(2,927)	—
Change in fund value	21,521	5,131	195	1,389	(332)	27,904
Q4-25 Ending Balance	**$406,866**	**$139,088**	**$25,288**	**$42,156**	**$9,107**	**$622,505**
YoY change	**$58,008**	**$63,790**	**$1,247**	**$13,003**	**$2,011**	**$138,059**

Credit

AUM increased by 17% from Q4-24, primarily driven by commitments to our third opportunistic credit fund, ACE VI and SDL III, and by capital raised by our BDCs and our open-ended European direct lending fund

Real Assets

AUM increased by 85% from Q4-24, primarily driven by the acquisition of GCP International, by commitments to real estate debt funds and by capital raised by our open-ended infrastructure fund

Private Equity

AUM increased by 5% from Q4-24, primarily driven by commitments to ACOF VII and from acquired APAC private equity funds, partially offset by distributions from certain funds within the corporate private equity strategy

Secondaries

AUM increased by 45% from Q4-24, primarily driven by capital raised by APMF and by commitments to ASIS III and ACS

Other Businesses

AUM increased by 28% from Q4-24, primarily driven by additional managed assets from our insurance platform

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26

FPAUM Rollforward

$ in millions	Credit	Real Assets	Private Equity	Secondaries	Other Businesses	Total
			Q4-25 FPAUM Rollforward			
Q3-25 Ending Balance	**$240,168**	**$80,503**	**$11,848**	**$28,079**	**$7,024**	**$367,622**
Commitments	8,305	3,245	564	1,312	1,318	14,744
Deployment/increase in leverage	9,522	2,270	31	352	—	12,175
Capital reductions	(2,192)	(240)	—	—	—	(2,432)
Distributions	(6,086)	(2,439)	(908)	(177)	(325)	(9,935)
Redemptions	(1,159)	(282)	—	(31)	—	(1,472)
Net allocations among investment strategies	565	74	—	—	(639)	—
Change in fund value	399	103	(269)	71	(228)	76
Change in fee basis	294	831	3,171	(125)	—	4,171
Q4-25 Ending Balance	**$249,816**	**$84,065**	**$14,437**	**$29,481**	**$7,150**	**$384,949**
QoQ change	**$9,648**	**$3,562**	**$2,589**	**$1,402**	**$126**	**$17,327**

$ in millions	Credit	Real Assets	Private Equity	Secondaries	Other Businesses	Total
			FY-25 FPAUM Rollforward			
Q4-24 Ending Balance	**$209,145**	**$44,088**	**$11,427**	**$22,401**	**$5,492**	**$292,553**
Acquisitions	—	30,467	1,118	—	—	31,585
Commitments	28,769	8,004	564	6,205	5,907	49,449
Deployment/increase in leverage	34,118	6,527	65	1,132	395	42,237
Capital reductions	(10,404)	(1,190)	(11)	—	—	(11,605)
Distributions	(18,755)	(6,854)	(916)	(348)	(1,286)	(28,159)
Redemptions	(3,335)	(1,164)	—	(154)	—	(4,653)
Net allocations among investment strategies	2,858	247	—	73	(3,178)	—
Change in fund value	7,067	2,811	(284)	302	(180)	9,716
Change in fee basis	353	1,129	2,474	(130)	—	3,826
Q4-25 Ending Balance	**$249,816**	**$84,065**	**$14,437**	**$29,481**	**$7,150**	**$384,949**
YoY change	**$40,671**	**$39,977**	**$3,010**	**$7,080**	**$1,658**	**$92,396**

Credit

FPAUM increased by 19% from Q4-24, primarily driven by deployment of capital in funds across our U.S. and European direct lending and alternative credit strategies, and by capital raised by our BDCs and our open-ended European direct lending fund

Real Assets

FPAUM increased by 91% from Q4-24, primarily driven by the acquisition of GCP International and by capital raised by our open-ended infrastructure fund

Private Equity

FPAUM increased by 26% from Q4-24, primarily driven by ACOF VII as the fund started generating fees in the fourth quarter of 2025

Secondaries

FPAUM increased by 32% from Q4-24, primarily driven by capital raised by APMF and by commitments to ASIS III

Other Businesses

FPAUM increased by 30% from Q4-24, primarily driven by additional managed assets from our insurance platform

ARES

27

AUM and FPAUM by Strategy

$ in billions	AUM	% AUM	FPAUM	% FPAUM
	As of December 31, 2025			
Credit				
Liquid Credit	$53.1	13%	$52.0	21%
Alternative Credit	48.1	12	35.3	14
Opportunistic Credit	19.8	5	9.8	4
U.S. Direct Lending[1]	189.6	47	102.3	41
European Direct Lending	84.7	21	45.1	18
APAC Credit	11.5	1	5.3	2
Other	0.1	1	—	—
Credit	**$406.9**	**100%**	**$249.8**	**100%**
Real Assets				
Real Estate	$113.8	82%	$71.1	85%
Infrastructure	25.3	18	13.0	15
Real Assets	**$139.1**	**100%**	**$84.1**	**100%**
Private Equity				
Corporate Private Equity	$21.9	87%	$12.2	85%
APAC Private Equity	3.4	13	2.2	15
Private Equity	**$25.3**	**100%**	**$14.4**	**100%**
Secondaries				
Private Equity Secondaries	$22.1	52%	$16.6	56%
Real Estate Secondaries	8.2	19	6.7	23
Infrastructure Secondaries	6.9	17	4.9	20
Credit Secondaries	4.9	12	1.3	1
Secondaries	**$42.1**	**100%**	**$29.5**	**100%**
Other Businesses				
Insurance[2]	$9.0	99%	$7.0	99%
Other	0.1	1	0.1	1
Other Businesses	**$9.1**	**100%**	**$7.1**	**100%**
Total	**$622.5**		**$384.9**	

1) AUM includes ARCC, IHAM, ADLP LLC ("ADLP") and Senior Direct Lending Program ("SDLP") AUM of $35.9 billion, $11.1 billion, $3.7 billion and $3.5 billion, respectively. ARCC's wholly owned portfolio company, IHAM, an SEC registered investment adviser, manages 23 vehicles as of December 31, 2025. ADLP is a joint venture through which ASIF co-invests with a North American pension fund. SDLP is a joint venture through which ARCC co-invests with Varagon Capital Partners.
2) Excludes $16.9 billion of AUM and $15.9 billion of FPAUM that is sub-advised by Ares vehicles and included within other strategies.

ARES 28

Credit Group Fund Performance Metrics

The following table presents the performance data for funds that are not drawdown funds as of December 31, 2025:

($ in millions)	Primary Investment Strategy	Year of Inception	AUM	Returns(%) Quarter-to-Date Gross	Quarter-to-Date Net	Year-to-Date Gross	Year-to-Date Net	Since Inception[3] Gross	Since Inception[3] Net
ARCC[4]*	U.S. Direct Lending	2004	$35,901	N/A	2.1	N/A	10.3	N/A	12.0
CADC[5]*	U.S. Direct Lending	2017	8,730	N/A	0.9	N/A	7.6	N/A	7.0
Open-ended core alternative credit fund[6]*	Alternative Credit	2021	7,546	3.0	2.2	12.7	9.3	11.8	8.8
ASIF[5]*	U.S. Direct Lending	2023	24,334	N/A	2.0	N/A	9.3	N/A	10.9
Open-ended European direct lending fund[7]*	European Direct Lending	2024	6,410	N/A	1.6	N/A	7.4	N/A	9.6

The following table presents the performance data for our drawdown funds as of December 31, 2025:

($ in millions)	Primary Investment Strategy	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[8]	Unrealized Value[9]	Total Value	MoIC Gross[10]	MoIC Net[11]	IRR(%) Gross[12]	IRR(%) Net[13]
Funds Deploying Capital												
PCS II*	U.S. Direct Lending	2020	$6,512	$5,114	$4,053	$1,426	$4,087	$5,513	1.4x	1.3x	13.0	9.2
ASOF II*	Opportunistic Credit	2021	9,134	7,128	6,202	399	7,859	8,258	1.5x	1.3x	17.9	13.1
ACE VI Unlevered[14]*	European Direct Lending	2022	24,675	7,439	3,299	216	3,404	3,620	1.1x	1.1x	12.3	8.8
ACE VI Levered[14]*				9,667	3,679	286	3,928	4,214	1.2x	1.1x	18.6	13.2
SDL III Unlevered[15]*	U.S. Direct Lending	2023	27,353	3,311	1,473	93	1,496	1,589	1.1x	1.1x	12.9	9.6
SDL III Levered*				11,959	4,540	407	4,766	5,173	1.2x	1.1x	24.6	17.3
Pathfinder II*	Alternative Credit	2023	7,233	6,612	3,576	155	3,947	4,102	1.2x	1.2x	22.2	15.3

Note: Past performance is not indicative of future results. Return information presented may not reflect actual returns earned by investors in the applicable fund. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. Please refer to endnotes on slides 39-40 for additional information.

ARES

* Denotes significant funds, which represent commingled funds that contributed at least 1% of total management fees or comprised at least 1% of Ares' total FPAUM for the past two consecutive quarters. All other funds included in the table were previously reported as significant funds.

29

Credit Group Fund Performance Metrics (cont'd)

The following table presents the performance data for our drawdown funds as of December 31, 2025:

($ in millions)	Primary Investment Strategy	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[8]	Unrealized Value[9]	Total Value	MoIC Gross[10]	MoIC Net[11]	IRR(%) Gross[12]	IRR(%) Net[13]
Funds Harvesting Investments												
SSF IV	Opportunistic Credit	2015	$1,105	$1,515	$1,402	$1,325	$985	$2,310	1.7x	1.6x	9.2	8.0
ACE III[16]	European Direct Lending	2015	1,777	2,822	2,583	2,752	1,202	3,954	1.6x	1.5x	9.0	6.5
SSG Fund IV	APAC Credit	2016	613	1,181	1,731	1,707	317	2,024	1.3x	1.2x	10.5	6.8
PCS I	U.S. Direct Lending	2017	2,523	3,365	2,653	3,018	924	3,942	1.6x	1.4x	11.6	8.3
SSG Fund V	APAC Credit	2018	1,615	1,878	2,631	2,798	288	3,086	1.3x	1.2x	25.1	15.6
SDL I Unlevered	U.S. Direct Lending	2018	2,214	922	872	883	232	1,115	1.4x	1.3x	9.0	7.0
SDL I Levered				2,045	2,022	2,134	705	2,839	1.6x	1.4x	14.3	10.7
ACE IV Unlevered[17]*	European Direct Lending	2018	5,215	2,851	2,454	2,273	956	3,229	1.4x	1.3x	7.9	5.7
ACE IV Levered[17]*				4,819	4,095	4,055	1,793	5,848	1.6x	1.4x	10.8	7.7
ASOF I	Opportunistic Credit	2019	2,057	3,518	3,136	3,609	1,395	5,004	1.8x	1.6x	19.0	14.3
Pathfinder I	Alternative Credit	2020	3,778	3,683	3,180	1,308	3,027	4,335	1.5x	1.4x	14.3	10.3
ACE V Unlevered[18]*	European Direct Lending	2020	17,387	7,026	5,831	1,832	5,582	7,414	1.4x	1.3x	10.1	7.5
ACE V Levered[18]*				6,376	5,304	2,364	5,130	7,494	1.5x	1.4x	14.1	10.3
SDL II Unlevered*	U.S. Direct Lending	2021	16,275	1,989	1,700	494	1,606	2,100	1.3x	1.2x	11.2	8.9
SDL II Levered*				6,047	4,924	2,051	4,564	6,615	1.5x	1.3x	17.5	13.3

Note: Past performance is not indicative of future results. Return information presented may not reflect actual returns earned by investors in the applicable fund. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. Please refer to endnotes on slides 39-40 for additional information.

* Denotes significant funds, which represent commingled funds that contributed at least 1% of total management fees or comprised at least 1% of Ares' total FPAUM for the past two consecutive quarters. All other funds included in the table were previously reported as significant funds.

ARES 30

Real Assets Group Fund Performance Metrics

The following table presents the performance data for funds that are not drawdown funds as of December 31, 2025:

				Returns(%)					
				Quarter-to-Date		Year-to-Date		Since Inception[5]	
($ in millions)	Primary Investment Strategy	Year of Inception	AUM	Gross	Net	Gross	Net	Gross	Net
Diversified non-traded REIT[6]*	Real Estate	2012	$7,417	N/A	3.4	N/A	11.6	N/A	6.5
J-REIT[7]*	Real Estate	2012	7,547	N/A	N/A	N/A	N/A	N/A	13.3
Industrial non-traded REIT[8]*	Real Estate	2017	7,648	N/A	1.8	N/A	8.3	N/A	8.5
U.S. open-ended industrial real estate fund[9]*	Real Estate	2017	5,983	2.9	2.6	7.7	6.5	16.3	13.3
Japanese open-ended industrial real estate fund[9]*	Real Estate	2020	3,915	2.6	2.4	10.1	9.4	13.1	11.8

The following table presents the performance data for our drawdown funds as of December 31, 2025:

									MoIC		IRR(%)	
($ in millions)	Primary Investment Strategy	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[10]	Unrealized Value[11]	Total Value	Gross[12]	Net[13]	Gross[14]	Net[15]
Fund Deploying Capital												
IDF V[16]	Infrastructure	2020	$5,077	$4,585	$4,481	$2,273	$3,167	$5,440	1.3x	1.2x	12.7	10.0
Funds Harvesting Investments												
USPF IV	Infrastructure	2010	321	1,688	2,121	2,571	299	2,870	1.4x	1.2x	5.7	2.5
US VIII	Real Estate	2013	104	824	790	1,533	52	1,585	2.0x	1.7x	20.4	16.6
EF IV[17]	Real Estate	2014	270	1,299	1,437	1,942	164	2,106	1.5x	1.3x	13.5	8.8
EPEP II[18]	Real Estate	2015	141	747	707	749	121	870	1.2x	1.1x	8.6	4.5
EIF V	Infrastructure	2015	594	801	1,439	1,849	510	2,359	1.6x	1.8x	18.6	13.9
US IX	Real Estate	2017	486	1,040	977	1,396	413	1,809	1.9x	1.6x	18.5	15.5
EF V[19]	Real Estate	2018	1,523	1,968	2,048	1,189	1,408	2,597	1.3x	1.1x	8.2	3.6
IDF IV[20]	Infrastructure	2018	1,773	4,012	4,562	3,647	1,548	5,195	1.2x	1.2x	5.8	4.5
AREOF III	Real Estate	2019	1,324	1,697	1,565	980	1,056	2,036	1.3x	1.2x	12.2	7.0
EIP II[21]*	Real Estate	2020	4,144	1,839	1,790	346	1,639	1,985	1.2x	1.1x	2.8	2.4

Note: Past performance is not indicative of future results. Return information presented may not reflect actual returns earned by investors in the applicable fund. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. Please refer to endnotes on slides 40-41 for additional information.

ARES

* Denotes significant funds, which represent commingled funds that contributed at least 1% of total management fees or comprised at least 1% of Ares' total FPAUM for the past two consecutive quarters. All other funds included in the table were previously reported as significant funds.

31

Private Equity Group Fund Performance Metrics

The following table presents the performance data for our drawdown funds as of December 31, 2025:

($ in millions)	Primary Investment Strategy	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[4]	Unrealized Value[5]	Total Value	MoIC		IRR(%)	
									Gross[6]	Net[7]	Gross[8]	Net[9]
Fund Deploying Capital												
ACOF VI*	Corporate Private Equity	2020	$8,852	$5,743	$5,966	$2,224	$8,417	$10,641	1.7x	1.5x	21.3	16.0
Funds Harvesting Investments												
ACOF IV	Corporate Private Equity	2012	874	4,700	4,319	9,359	728	10,087	2.3x	1.9x	18.8	13.6
ACOF V*	Corporate Private Equity	2017	6,332	7,850	7,611	4,499	5,891	10,390	1.4x	1.2x	6.2	4.4
AEOF	Corporate Private Equity	2018	168	1,120	977	556	76	632	0.6x	0.6x	(8.2)	(10.5)

Note: Past performance is not indicative of future results. Return information presented may not reflect actual returns earned by investors in the applicable fund. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. Please refer to endnotes on slide 42 for additional information.

* Denotes significant funds, which represent commingled funds that contributed at least 1% of total management fees or comprised at least 1% of Ares' total FPAUM for the past two consecutive quarters. All other funds included in the table were previously reported as significant funds.

ARES 32

Secondaries Group Fund Performance Metrics

The following table presents the performance data for fund that is not drawdown fund as of December 31, 2025:

($ in millions)	Primary Investment Strategy	Year of Inception	AUM	Returns(%) Quarter-to-Date Gross	Quarter-to-Date Net	Year-to-Date Gross	Year-to-Date Net	Since Inception[5] Gross	Since Inception[5] Net
APMF[3]*	Private Equity Secondaries	2022	$5,008	N/A	1.8	N/A	13.4	N/A	14.2

The following table presents the performance data for our drawdown funds as of December 31, 2025:

($ in millions)	Primary Investment Strategy	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[6]	Unrealized Value[7]	Total Value	MoIC Gross[8]	MoIC Net[9]	IRR(%) Gross[10]	IRR(%) Net[11]
Funds Harvesting Investments												
LEP XV[12]	Private Equity Secondaries	2013	$1,123	$3,250	$2,653	$3,101	$484	$3,585	1.5x	1.4x	15.3	10.1
LEP XVI[12]*	Private Equity Secondaries	2016	4,146	4,896	4,318	2,079	3,264	5,343	1.4x	1.2x	14.2	8.6
LREF VIII[12]	Real Estate Secondaries	2016	2,789	3,300	2,682	1,640	1,661	3,301	1.4x	1.2x	13.1	7.9

Note: Past performance is not indicative of future results. Return information presented may not reflect actual returns earned by investors in the applicable fund. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. Please refer to the endnotes on slide 42-43 for additional information.

For our drawdown funds within the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period.

* Denotes significant funds, which represent commingled funds that contributed at least 1% of total management fees or comprised at least 1% of Ares' total FPAUM for the past two consecutive quarters. All other funds included in the table were previously reported as significant funds.

ARES 33

Corporate Data

Board of Directors

Michael Arougheti
Co-Founder and Chief Executive Officer of Ares

Ashish Bhutani
Former Chairman and Chief Executive Officer of Lazard Asset Management and Former Vice Chairman of Lazard Ltd

Antoinette Bush
Former Senior Advisor to News Corp

Kipp deVeer
Co-President

Paul G. Joubert
Founding Partner of EdgeAdvisors and Investing Partner in Converge Venture Partners

David Kaplan
Co-Founder

Michael Lynton
Chairman of Snap Inc.

Eileen Naughton
Former Chief People Officer and Vice President of People Operations at Google, Inc.

Dr. Judy D. Olian
President Emeritus of Quinnipiac University

Antony P. Ressler
Co-Founder and Executive Chairman of Ares

Bennett Rosenthal
Co-Founder and Chairman of Private Equity Group

Executive Officers

Michael Arougheti
Co-Founder and Chief Executive Officer

Kipp deVeer
Co-President

Blair Jacobson
Co-President

David Kaplan
Co-Founder

Jarrod Phillips
Chief Financial Officer

Antony P. Ressler
Co-Founder and Executive Chairman

Bennett Rosenthal
Co-Founder and Chairman of Private Equity Group

Naseem Sagati Aghili
General Counsel and Corporate Secretary

Investor Relations Contacts

Greg Mason
Partner/Co-Head of Public Markets Investor Relations
Tel: (800) 340-6597
gmason@aresmgmt.com

Carl Drake
Partner/Senior Advisor to Public Markets Investor Relations and Corporate Communications
Tel: (800) 340-6597
cdrake@aresmgmt.com

Samantha Platt
Vice President
Tel: (800) 340-6597
splatt@aresmgmt.com

General IR Contact
Tel (U.S.): (888) 818-5298
Tel (International): (212) 808-1101
IRARES@aresmgmt.com
Please visit our website at:
www.aresmgmt.com

ARES

34

35 Corporate Data (cont'd) Research Coverage Autonomous Bank of America Merrill Lynch Barclays BMO Capital Markets Deutsche Bank Goldman Sachs Patrick Davitt (646) 561-6254 Craig Siegenthaler (646) 855-5004 Benjamin Budish (212) 526-2418 Brennan Hawken (646) 648-2408 Brian Bedell (212) 250-6600 Alexander Blostein (212) 357-9976 Jefferies JMP Securities JP Morgan Morgan Stanley Oppenheimer Raymond James Dan Fannon (415) 229-1523 Brian McKenna (212) 906-3545 Kenneth Worthington (212) 622-6613 Michael Cyprys (212) 761-7619 Chris Kotowski (212) 667-6699 Wilma Burdis (727) 567-9371 RBC Capital Markets Redburn Atlantic TD Cowen UBS Wolfe Research Kenneth Lee (212) 905-5995 Nicolas Watts +44 20 7000 2187 Bill Katz (212) 468-7802 Michael Brown (212) 713-1387 Steven Chubak (646) 582-9315 Corporate Headquarters Corporate Counsel Independent Registered Public Accounting Firm Securities Listing Transfer Agent 1800 Avenue of the Stars Suite 1400 Los Angeles, CA 90067 Tel: (310) 201-4100 Fax: (310) 201-4170 Kirkland & Ellis LLP Los Angeles, CA Ernst & Young LLP Los Angeles, CA NYSE: ARES Equiniti Trust Company, LLC

Reconciliation and Disclosures

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis

$ in thousands	Quarter ended December 31, 2025	Quarter ended December 31, 2024	Year ended December 31, 2025	Year ended December 31, 2024
Realized Income and Fee Related Earnings:				
Income before taxes	**$206,646**	**$399,873**	**$1,286,893**	**$1,275,352**
Adjustments:				
Amortization of intangibles	51,160	29,250	195,740	125,190
Depreciation expense	13,400	9,191	46,185	32,151
Equity compensation expense	123,361	85,207	506,365	348,303
Acquisition-related equity compensation expense[1]	34,105	1,377	234,184	4,548
Acquisition-related compensation expense[2]	(3,550)	21,776	105,202	38,150
Acquisition, merger and transaction-related expense	22,537	17,966	65,363	57,360
Placement fee adjustment	(378)	4,890	(3,891)	5,715
Change in value of contingent consideration[3]	255,696	(4,037)	301,120	(4,037)
Other (income) expense, net	244	(225)	2,080	(8,135)
Income before taxes of non-controlling interests in consolidated subsidiaries	(463)	(4,119)	(15,112)	(22,267)
Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(126,755)	(60,781)	(260,032)	(302,846)
Total performance (income) loss—unrealized	66,434	(13,774)	(762,534)	(109,533)
Total performance related compensation—unrealized	15,420	28,345	594,661	36,823
Total net investment income—unrealized	(68,796)	(38,889)	(447,916)	(9,654)
Realized Income	**589,061**	**476,050**	**1,848,308**	**1,467,120**
Total performance income—realized	(320,723)	(275,248)	(526,284)	(430,179)
Total performance related compensation—realized	218,491	185,915	357,273	281,301
Total net investment loss—realized	40,874	9,523	96,003	43,495
Fee Related Earnings	**$527,703**	**$396,240**	**$1,775,300**	**$1,361,737**

Note: This table is a reconciliation of income before taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the OMG. The OMG's revenues and expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of stockholders to analyze our performance.

1) Represents equity compensation expense associated with certain acquisitions for a portion of the purchase price that is required to be recorded as employee compensation.
2) Represents bonus payments, a portion of contingent liabilities (earnouts) and other costs recorded in connection with various acquisitions that are recorded as compensation expense.
3) For Q4-25 and FY-25, the change in value of contingent consideration primarily reflects progress toward achieving the earnouts established in connection with the acquisition of GCP International.

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37

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd)

$ in thousands	Quarter ended December 31, 2025	Quarter ended December 31, 2024	Year ended December 31, 2025	Year ended December 31, 2024
Performance income and net investment income reconciliation:				
Carried interest allocation	$205,401	$196,174	$1,153,976	$390,180
Incentive fees	206,658	239,118	362,453	344,157
Carried interest allocation and incentive fees	**412,059**	**435,292**	**1,516,429**	**734,337**
Performance income—realized from Consolidated Funds	1,993	1,323	2,265	1,320
Fee related performance revenues	(171,158)	(161,984)	(301,309)	(231,537)
Total performance (income) loss—unrealized	77,715	(5,446)	(730,926)	(82,718)
Performance (income) loss of non-controlling interests in consolidated subsidiaries	114	6,063	39,825	8,777
Performance income—realized	**$320,723**	**$275,248**	**$526,284**	**$430,179**
Total consolidated other income (loss)	**$(49,631)**	**$121,643**	**$394,177**	**$329,262**
Net investment income of Consolidated Funds	(128,072)	(115,681)	(491,516)	(391,925)
Principal investment income (loss)	(53,151)	26,329	138,608	38,367
Change in value of contingent consideration[1]	255,696	(4,037)	301,120	(4,037)
Other expense (income), net	244	(225)	2,080	(8,135)
Other expense of non-controlling interests in consolidated subsidiaries	2,836	1,337	7,444	2,627
Investment income—unrealized	(68,796)	(38,889)	(447,916)	(9,654)
Total realized net investment loss	**$(40,874)**	**$(9,523)**	**$(96,003)**	**$(43,495)**

Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the OMG. The OMG's revenues and expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of stockholders to analyze our performance.

1) For Q4-25 and FY-25, the change in value of contingent consideration primarily reflects progress toward achieving the earnouts established in connection with the acquisition of GCP International.

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39 Credit Group 1) The Credit Group had ~635 investment and investor relations professionals, ~305 active funds, ~2,000 portfolio companies and ~1,900 alternative credit investments as of December 31, 2025. 2) Composite returns are calculated by asset-weighting the underlying fund-level time-weighted returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, as applicable, or other expenses, while net time-weighted returns are after giving effect to these items. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows: • Performance for the alternative credit strategy is represented by the composite made up of Pathfinder I and Pathfinder II. The net returns were 1.7% for Q4-25 and 9.8% for FY-25. • Performance for the opportunistic credit strategy is represented by the composite made up of ASOF I and ASOF II. The net fund-level returns were 1.5% for Q4-25 and 8.5% for FY-25. • Performance for the U.S. senior direct lending strategy is represented by the composite made up of SDL I, SDL II and SDL III levered feeder funds. The net returns were 2.5% for Q4-25 and 9.3% for FY-25. The gross and net returns for the composite made up of the SDL I, SDL II and SDL III unlevered feeder funds were 2.3% and 1.7% for Q4-25, respectively, and 9.3% and 7.1% for FY-25, respectively. • Performance for the U.S. junior direct lending strategy is represented by the composite made up of PCS I and PCS II. The net returns were 1.6% for Q4-25 and 10.6% for FY-25. • Performance for the European direct lending strategy is represented by the composite made up of ACE IV, ACE V and ACE VI levered Euro-denominated feeder funds. Returns presented on slide 15 for the European direct lending composite are Euro-denominated as this is the base denomination of the funds. The net returns were 1.4% for Q4-25 and 5.9% for FY-25. The gross and net returns for the composite made up of ACE IV, ACE V and ACE VI U.S. Dollar denominated feeder funds were 2.6% and 1.9% for Q4-25, respectively, and 12.2% and 8.8% for FY-25, respectively. • Performance for the APAC credit strategy is represented by the composite made up of SSG V and SSG VI. The net returns were 4.0% for Q4-25 and 17.2% for FY-25. 3) Since inception returns are annualized. 4) Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Net returns are calculated using the fund’s NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its filings with the SEC, which are not part of this report. Investment Group Highlights and Fund Performance Endnotes 10) The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11) The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 12) The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 13) The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5) Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to CADC and ASIF can be found in its filings with the SEC, which are not part of this report. 6) Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. The fund is made up of a Main Class (“Class M”) and a Constrained Class (“Class C”). Class M includes investors electing to participate in all investments and Class C includes investors electing to be excluded from exposure to liquid investments. Returns presented in the table are for onshore Class M. The current quarter gross and net returns for Class M (offshore) are 2.9% and 2.3%, respectively. The year-to-date gross and net returns for Class M (offshore) are 12.5% and 9.2%, respectively. The since inception gross and net returns for Class M (offshore) are 11.8% and 8.4%, respectively. The current quarter gross and net returns for Class C (offshore) are 2.8% and 2.1%, respectively. The year-to-date gross and net returns for Class C (offshore) are 11.5% and 8.5%, respectively. The since inception gross and net returns for Class C (offshore) are 11.3% and 8.1%, respectively. 7) Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns are shown for the Euro hedged distributing institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees, and currency hedging. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. 8) For funds other than our opportunistic credit funds, realized value represent the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. For our opportunistic credit funds, realized value represent the sum of all cash distributions to the fee-paying limited partners and if applicable, exclude tax and incentive distributions made to the general partner. 9) Unrealized value represents the fund’s NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. For funds other than our opportunistic credit funds, the unrealized value is based on all partners. For our opportunistic credit funds, the unrealized value is based on the fee-paying limited partners. The tables for each of the investment group highlights on slides 15-18 are a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to “Financial Details - Segments” on slides 20-21 for complete financial results

40 Credit Group (cont’d) 14) ACE VI is made up of six parallel funds, four denominated in Euros and two denominated in GBP: ACE VI (E) Unlevered, ACE VI (E) II Unlevered, ACE VI (G) Unlevered, ACE VI (E) Levered, ACE VI (E) II Levered, and ACE VI (G) Levered, and three feeder funds: ACE VI (D) Levered, ACE VI (Y) Unlevered and ACE VI (D) Rated Notes. ACE VI (E) II Levered includes ACE VI (D) Levered feeder fund and ACE VI (E) II Unlevered includes ACE VI (Y) Unlevered and ACE VI (D) Rated Notes feeder funds. The gross and net IRR and gross and net MoIC presented in the table are for ACE VI (E) Unlevered and ACE VI (E) Levered. Metrics for ACE VI (E) II Levered exclude the ACE VI (D) Levered feeder fund and metrics for ACE VI (E) II Unlevered exclude ACE VI (Y) Unlevered and ACE VI (D) Rated Notes feeder funds. The gross and net IRR for ACE VI (G) Unlevered are 14.3% and 10.1%, respectively. The gross and net MoIC for ACE VI (G) Unlevered are 1.2x and 1.1x, respectively. The gross and net IRR for ACE VI (G) Levered are 22.4% and 13.3%, respectively. The gross and net MoIC for ACE VI (G) Levered are 1.2x and 1.2x, respectively. The gross and net IRR for ACE VI (E) II Unlevered are 12.1% and 8.5%, respectively. The gross and net MoIC for ACE VI (E) II Unlevered are 1.1x and 1.1x, respectively. The gross and net IRR for ACE VI (E) II Levered are 19.4% and 13.8%, respectively. The gross and net MoIC for ACE VI (E) II Levered are 1.2x and 1.2x, respectively. The gross and net IRR for ACE VI (D) Levered are 22.2% and 16.9%, respectively. The gross and net MoIC for ACE VI (D) Levered are 1.2x and 1.2x, respectively. The gross and net IRR for ACE VI (Y) Unlevered are 10.7% and 7.3%, respectively. The gross and net MoIC for ACE VI (Y) Unlevered are 1.1x and 1.1x, respectively. The gross and net IRR for ACE VI (D) Rated Notes are 19.1% and 12.0%, respectively. The gross and net MoIC for ACE VI (D) Rated Notes are 1.2x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for ACE VI Unlevered and ACE VI Levered are for the combined levered and unlevered parallel funds and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 15) SDL III Unlevered includes investor commitments in three currencies: U.S. Dollars, GBP, and Yen. The gross and net IRR and MoIC presented in the table are for investors committed in U.S. Dollars. The gross and net IRR for investors committed in GBP are 13.8% and 10.3%, respectively.The gross and net MoIC for investors committed in GBP are 1.1x and 1.1x, respectively. The gross and net IRR for investors committed in Yen are 7.3% and 3.7%, respectively. The gross and net MoIC for investors committed in Yen are 1.1x and 1.0x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for SDL III Unlevered are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 16) ACE III is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated fund. The gross and net IRR for the U.S. Dollar denominated fund are 10.0% and 7.2%, respectively. The gross and net MoIC for the U.S. Dollar denominated fund are 1.7x and 1.5x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for ACE III are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. Investment Group Highlights and Fund Performance Endnotes (cont'd) Real Assets Group 1) The Real Assets Group had ~915 investment and investor relations professionals, ~1,300 properties, ~90 infrastructure assets and ~110 active funds as of December 31, 2025. 2) Catch-up fees reflect the management fees generated between the fund’s initial close date and the last day of the quarter prior to the new limited partner’s commitment. Year-to-date catch-up fees are calculated based on commitments prior to FY-25 and quarter-to-date catch-up fees are calculated based on commitments prior to Q4-25, resulting in higher catch-up fees for the quarter-to-date period. 3) Includes results of GCP International following the acquisition close date of March 1, 2025. 4) Gross time-weighted returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows: • Performance for the Americas real estate equity strategy is represented by the composite made up of DEV II, AREOF III, US IX and US X. The net returns were 0.9% for Q4-25 and 7.1% for FY-25. • Performance for the European real estate equity strategy is represented by the composite made up of EPEP II, EPEP III, EF V and EF VI. EF V is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. Returns presented on slide 16 for European real estate equity are shown for the Euro denominated composite as this is the base denomination of the funds. The net returns were 0.5% for Q4-25 and 1.9% for FY-25. The gross and net returns for the U.S. Dollar denominated feeder fund for European real estate equity were 2.6% and 2.2% for Q4-25, respectively, and 6.6% and 4.7% for FY-25, respectively. • Performance for the infrastructure debt strategy is represented by the composite made up of U.S. Dollar denominated hedged feeder funds for IDF III, IDF IV and IDF V. The net returns were 1.6% for Q4-25 and 3.9% for FY-25. 5) Since inception returns are annualized. 6) Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. The inception date used in the calculation of the since inception return is the date in which the first shares of common stock were sold after converting to a NAV-based REIT. 7) Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at NAV on the semi-annual period-end date. NAVs are calculated semi-annually in February and August, and therefore, only the since inception return is presented. The inception date used in the calculation of the since inception return is the date in which the fund’s investment units began to be listed on the Tokyo Stock Exchange. The since inception return is calculated based on the most recent NAV date. Additional information related to J-REIT can be found in its materials posted to its website, which are not part of this report. 17) ACE IV is made up of four parallel funds, two denominated in Euros and two denominated in GBP: ACE IV (E) Unlevered, ACE IV (G) Unlevered, ACE IV (E) Levered and ACE IV (G) Levered and one feeder fund: ACE IV (D) Levered. ACE IV (E) Levered includes the ACE IV (D) Levered feeder fund. The gross and net IRR and MoIC presented in the table are for ACE IV (E) Unlevered and ACE IV (E) Levered. Metrics for ACE IV (E) Levered exclude the U.S. Dollar denominated feeder fund. The gross and net IRR for ACE IV (G) Unlevered are 9.5% and 6.9%, respectively. The gross and net MoIC for ACE IV (G) Unlevered are 1.5x and 1.4x, respectively. The gross and net IRR for ACE IV (G) Levered are 12.2% and 8.6%, respectively. The gross and net MoIC for ACE IV (G) Levered are 1.7x and 1.5x, respectively. The gross and net IRR for ACE IV (D) Levered are 12.2% and 8.9%, respectively. The gross and net MoIC for ACE IV (D) Levered are 1.7x and 1.5x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for ACE IV Unlevered and ACE IV Levered are for the combined levered and unlevered parallel funds and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 18) ACE V is made up of four parallel funds, two denominated in Euros and two denominated in GBP: ACE V (E) Unlevered, ACE V (G) Unlevered, ACE V (E) Levered, and ACE V (G) Levered, and two feeder funds: ACE V (D) Levered and ACE V (Y) Unlevered. ACE V (E) Levered includes the ACE V (D) Levered feeder fund and ACE V (E) Unlevered includes the ACE V (Y) Unlevered feeder fund. The gross and net IRR and gross and net MoIC presented in the table are for ACE V (E) Unlevered and ACE V (E) Levered. Metrics for ACE V (E) Levered exclude the ACE V (D) Levered feeder fund and metrics for ACE V (E) Unlevered exclude the ACE V (Y) Unlevered feeder fund. The gross and net IRR for ACE V(G) Unlevered are 11.8% and 8.9%, respectively. The gross and net MoIC for ACE V (G) Unlevered are 1.4x and 1.3x, respectively. The gross and net IRR for ACE V (G) Levered are 15.5% and 11.1%, respectively. The gross and net MoIC for ACE V (G) Levered are 1.5x and 1.4x, respectively. The gross and net IRR for ACE V (D) Levered are 14.6% and 10.9%, respectively. The gross and net MoIC for ACE V (D) Levered are 1.5x and 1.4x, respectively. The gross and net IRR for ACE V (Y) Unlevered are 11.9% and 8.8%, respectively. The gross and net MoIC for ACE V (Y) Unlevered are 1.4x and 1.3x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for ACE V Unlevered and ACE V Levered are for the combined levered and unlevered parallel funds and are converted to U.S. Dollars at the prevailing quarter-end exchange rate.

41 Investment Group Highlights and Fund Performance Endnotes (cont'd) Real Assets Group (cont’d) 8) Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. 9) Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, incentive fees, as applicable, or other expenses. Net returns are calculated by subtracting the applicable management fees, incentive fees, as applicable and other expenses from the gross returns on a quarterly basis. 10) For the real estate funds (excluding EIP II), USPF IV and EIF V, realized value represents distributions of operating income, interest income, other fees and proceeds from realizations of interests in portfolio investments. For IDF V, IDF IV and EIP II, realized proceeds include distributions of operating income, sales and financing proceeds received to the limited partners. Realized value excludes any proceeds related to bridge financings. 11) For the real estate funds (excluding EIP II), USPF IV and EIF V, the unrealized value represents the fair value of remaining investments. For IDF V, IDF IV and EIP II, unrealized value represents the fund’s NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 12) For the real estate funds (excluding EIP II), USPF IV and EIF V, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. For IDF V, IDF IV and EIP II, the gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 13) The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and, if applicable, excludes interests attributable to the non fee-paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees, carried interest, as applicable, credit facility interest expense, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 17) EF IV is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.5x and 1.3x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 13.3% and 9.6%, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund’s closing. All other values for EF IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 18) EPEP II is made up of dual currency investors and Euro currency investors. The gross and net MoIC and gross and net IRR presented in the table are for dual currency investors as dual currency investors represent the largest group of investors in the fund. Multiples exclude foreign currency gains and losses since dual currency investors fund capital contributions and receive distributions in local deal currency (GBP or EUR) and therefore, do not realize foreign currency gains or losses. The gross and net IRRs for the Euro currency investors, which include foreign currency gains and losses, are 8.6% and 4.5%, respectively. The gross and net MoIC for the Euro currency investors are 1.2x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund’s closing. All other values for EPEP II are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 19) EF V is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.3x and 1.2x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 7.9% and 5.4%, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund’s closing. All other values for EF V are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 20) IDF IV is made up of U.S. Dollar hedged, U.S. Dollar unhedged, Euro unhedged, Yen hedged parallel funds and a single investor U.S. Dollar parallel fund. The gross and net IRR and MoIC presented in the table are for the U.S. Dollar hedged parallel fund. The gross and net IRR for the U.S. Dollar unhedged parallel fund are 5.7% and 4.4%, respectively. The gross and net MoIC for the U.S. Dollar unhedged parallel fund are 1.2x and 1.1x, respectively. The gross and net IRR for the Euro unhedged parallel fund are 4.8% and 3.5%, respectively. The gross and net MoIC for the Euro unhedged parallel fund are 1.2x and 1.1x, respectively. The gross and net IRR for the Yen hedged parallel fund are 2.0% and 0.8%, respectively. The gross and net MoIC for the Yen hedged parallel fund are 1.1x and 1.0x, respectively. The gross and net IRR for the single investor U.S. Dollar parallel fund are 4.3% and 3.1%, respectively. The gross and net MoIC for the single investor U.S. Dollar parallel fund are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund’s closing. All other values for IDF IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 21) EIP II is a Euro-denominated fund. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund’s closing. All other values for EIP II are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 14) For the real estate funds (excluding EIP II), USPF IV and EIF V, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. For the real estate funds (excluding EIP II), cash flows used in the gross IRR calculation are assumed to occur at quarter-end. For USPF IV and EIF V, cash flows used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest as applicable, and other expenses. For IDF V, IDF IV and EIP II, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 15) The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 16) IDF V is made up of U.S. Dollar hedged, Euro unhedged, GBP hedged, Yen hedged, and single investor parallel funds. The gross and net IRR and MoIC presented in the table are for the U.S. Dollar hedged parallel fund. The gross and net IRR for the single investor U.S. Dollar parallel fund are 11.6% and 9.2%, respectively. The gross and net MoIC for the single investor U.S. Dollar parallel fund are 1.3x and 1.2x, respectively. The gross and net IRR for the Euro unhedged parallel fund are 10.9% and 8.1%, respectively. The gross and net MoIC for the Euro unhedged parallel fund are 1.3x and 1.2x, respectively. The gross and net IRR for the GBP hedged parallel fund are 12.2% and 9.3%, respectively. The gross and net MoIC for the GBP hedged parallel fund are 1.3x and 1.2x, respectively. The gross and net IRR for the Yen hedged parallel fund are 8.6% and 6.1%, respectively. The gross and net MoIC for the Yen hedged parallel fund are 1.2x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund’s closing. All other values for IDF V are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate.

42 Private Equity Group 1) The Private Equity Group had ~90 investment and investor relations professionals, ~110 portfolio companies and ~60 active funds as of December 31, 2025. 2) Catch-up fees reflect the management fees generated between the fund’s initial close date and the last day of the quarter prior to the new limited partner’s commitment. Year-to-date catch-up fees are calculated based on commitments prior to FY-25 and quarter-to-date catch-up fees are calculated based on commitments prior to Q4-25, resulting in higher catch-up fees for the quarter-to-date period. 3) All returns are gross fund-level time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments, and also reflect the deduction of all trading expenses. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows: • Performance for the corporate private equity strategy is represented by the composite made up of ACOF V and ACOF VI. The net fund-level returns were (0.6)% for Q4-25 and 2.6% for FY-25. 4) Realized value represents the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized value excludes any proceeds related to bridge financings. 5) Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 6) The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross MoICs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7) The net MoIC is calculated at the fund-level. The net MoIC is based on the interests of the fee- paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The net MoICs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net MoIC would be 1.8x for ACOF IV, 1.2x for ACOF V, 1.4x for ACOF VI and 0.6x for AEOF. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Investment Group Highlights and Fund Performance Endnotes (cont'd) 8) The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross IRRs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9) The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The net IRRs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net IRRs would be 13.6% for ACOF IV, 4.5% for ACOF V, 15.5% for ACOF VI and (10.5)% for AEOF. Secondaries Group 1) The Secondaries Group had ~110 investment and investor relations professionals, ~1,000 underlying limited partnership interests and ~90 active funds as of December 31, 2025. 2) Catch-up fees reflect the management fees generated between the fund’s initial close date and the last day of the quarter prior to the new limited partner’s commitment. Year-to-date catch-up fees are calculated based on commitments prior to FY-25 and quarter-to-date catch-up fees are calculated based on commitments prior to Q4-25, resulting in higher catch-up fees for the quarter-to-date period. 3) Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to APMF can be found in its filings with the SEC, which are not part of this report. 4) Gross time-weighted returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. For all funds in the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period. Additional information for performance by strategy is as follows: • Performance for the private equity secondaries is represented by the composite made up of LEP XVI and LEP XVII. The net returns were (0.4)% for Q4-25 and 1.1% for FY-25. • Performance for the real estate secondaries is represented by the composite made up of LREF VIII and LREF IX. The net returns were 0.7% for Q4-25 and 4.9% for FY-25. 5) Since inception returns are annualized. 6) Realized value represents the sum of all cash distributions to all limited partners and if applicable, exclude tax and incentive distributions made to the general partner. 7) Unrealized value represents the limited partners’ share of fund’s NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 8) The gross MoIC is calculated at the fund-level and is based on the interests of all partners. If applicable, limiting the gross MoIC to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documentation. The gross fund-level MoIC would have generally been lower had such fund called capital from its partners instead of utilizing the credit facility.

43 Secondaries Group (cont’d) 9) The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documentation. The net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10) The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to all partners. If applicable, limiting the gross IRR to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documents. The gross fund-level IRR would generally have been lower had such fund called capital from its partners instead of utilizing the credit facility. 11) The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documents. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 12) The results of the fund are presented on a combined basis with the affiliated parallel funds or accounts, given that the investments are substantially the same. Software Exposure Total investment exposure to the software industry represents 6% of total AUM and less than 9% of private credit AUM. Private credit AUM includes our Credit Group AUM, excluding our liquid credit AUM, and adding our real estate debt and infrastructure debt AUM. Investment Group Highlights and Fund Performance Endnotes (cont'd)

44 Glossary Ares Operating Group Entities Ares Operating Group entities or an “AOG Entity” refers to, collectively, Ares Holdings L.P. (“Ares Holdings”) and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity. Ares Operating Group Unit Ares Operating Group Unit or an “AOG Unit” refers to, collectively, a partnership unit in the Ares Operating Group entities. Assets Under Management Assets Under Management or “AUM” generally refers to the assets we manage. For our funds other than those noted below, our AUM represents the sum of the net asset value (“NAV”) of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). NAV generally refers to fair value of the assets of the fund less the liabilities of the fund but may represent carrying value of assets and liabilities of funds that are not reported at fair value. For the CLOs we manage, our AUM is equal to initial principal of collateral adjusted for paydowns. For Real Assets funds that we manage where management fees are based on gross asset value, net operating income or similar metrics including their equivalents (“GAV”), our AUM represents the sum of the GAV of such funds, undrawn debt (including any amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). GAV typically refers to the fair value of a fund’s total assets. AUM also includes the proceeds raised in the initial public offerings of special purpose acquisition companies (“SPACs”) sponsored by us, less any redemptions. AUM Not Yet Paying Fees AUM Not Yet Paying Fees (also referred to as “shadow AUM”) refers to AUM that is not currently paying fees and is eligible to earn management fees upon deployment. Available Capital Available Capital (also referred to as “dry powder”) is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest. Consolidated Funds Consolidated Funds refers collectively to certain Ares funds, co-investment vehicles, CLOs and SPACs that are required under GAAP to be consolidated in our consolidated financial statements. Dividend Policy In the normal course of business, we expect to pay dividends to our Class A and non-voting common stockholders that are aligned with our expected annual fee related earnings after an allocation of current taxes paid. For the purpose of determining this amount, we allocate the total current taxes paid between FRE and realized incentive and investment income in a manner that is expected to be disproportionate to earnings generated by these metrics and the actual taxes paid on these metrics should they be measured separately. Additionally, our methodology uses the tax benefits from certain expenses that are not included in these non-GAAP metrics, such as equity-based compensation from the vesting of restricted units, and the exercise of stock options and from the amortization of intangible assets, among others. The portion of the current tax allocated to performance and net investment income is calculated by multiplying the statutory tax rate currently in effect by the realized performance and net investment income attributable to the Company. We subtract this amount from the total current tax and the remainder is allocated to FRE. We use this method to allocate the portion of the current income tax provision to FRE to approximate the amount of cash that is available to pay dividends to our stockholders. If cash flows from FRE were insufficient to fund dividends over a sustained period of time, we expect that we would reduce dividends or suspend paying such dividends. Accordingly, there is no assurance that dividends would continue at the current levels or at all. Effective Management Fee Rate Effective management fee rate represents annualized management fees divided by the average fee paying AUM for the period, excluding the impact of catch-up fees. Fee Paying AUM Fee Paying AUM or “FPAUM” refers to the AUM from which we directly earn management fees. FPAUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. For our funds other than CLOs, our FPAUM represents the amount of limited partner capital commitments for certain closed-end funds within the reinvestment period, the amount of limited partner invested capital for the aforementioned closed-end funds beyond the reinvestment period and the portfolio value, GAV or NAV. For the CLOs we manage, our FPAUM is equal to the gross amount of aggregate collateral balance, at par, adjusted for defaulted or discounted collateral. Fee Related Earnings Fee Related Earnings or “FRE”, a non-GAAP measure that is a component of Realized Income, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees and fee related performance revenues, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as FRE excludes net performance income, investment income from our funds and adjusts for certain other items that we believe are not indicative of our core operating performance. Fee related performance revenues, together with fee related performance compensation, is presented within FRE because it represents incentive fees from perpetual capital vehicles that are measured and eligible to be received on a recurring basis and are not dependent on realization events from the underlying investments. Fee Related Earnings Margin Fee related earnings margin represents the quotient of fee related earnings and the sum of segment management fees, fee related performance revenues and other fees.

45 Fee Related Performance Revenues Fee Related Performance Revenues refers to performance revenues from perpetual capital vehicles that are: (i) measured and eligible to be received on a recurring basis; and (ii) not dependent on realization events from the underlying investments. Certain vehicles are subject to hold back provisions that limit the amounts paid in a particular year. Such hold back amounts may be paid in subsequent years, subject to their extended performance conditions. Gross Capital Deployment Gross Capital Deployment refers to the aggregate amount of capital invested by our funds during a given period, and includes investments made by our drawdown funds and perpetual capital vehicles and new capital raised and invested by our open-ended managed accounts, sub-advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub-advised accounts and CLOs. Incentive Eligible AUM Incentive Eligible AUM or “IEAUM” generally refers to the AUM of our funds and other entities from which carried interest and incentive fees may be generated, regardless of whether or not they are currently generating carried interest and incentive fees. It generally represents the NAV plus uncalled equity or total assets plus uncalled debt, as applicable, of our funds for which we are entitled to receive carried interest and incentive fees, excluding capital committed by us and our professionals (from which we generally do not earn carried interest and incentive fees), as well as proceeds raised in the initial public offerings of SPACs sponsored by us, less any redemptions. With respect to the AUM of certain publicly-traded and perpetual wealth vehicles that generate Part II Fees, only Part II Fees may be generated from IEAUM. Incentive Generating AUM Incentive Generating AUM or “IGAUM” refers to the AUM of our funds and other entities that are currently generating carried interest and incentive fees on a realized or unrealized basis. It generally represents the NAV or total assets of our funds, as applicable, for which we are entitled to receive carried interest and incentive fees, excluding capital committed by us and our professionals (from which we generally do not earn carried interest and incentive fees). Certain publicly-traded and perpetual wealth vehicles that generate Part II Fees are only included in IGAUM when Part II Fees are being generated. Management Fees Management Fees refers to fees we earn for advisory services provided to our funds, which are generally based on a defined percentage of fair value of assets, total commitments, invested capital, GAV, NAV, net investment income, total assets or par value of the investment portfolios managed by us. Management fees include Part I Fees, a quarterly fee based on the net investment income of certain funds. Net Inflows of Capital Net Inflows of Capital refers to net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as new debt and equity issuances by our publicly-traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts. Operations Management Group In addition to our reportable segments, we have an Operations Management Group (the “OMG”) that consists of shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations, information technology, strategy and relationship management, legal, compliance and human resources. The OMG includes Ares Wealth Management Solutions, LLC (“AWMS”) that facilitates the product development, distribution, marketing and client management activities for investment offerings in the global wealth management channel. The OMG’s revenues and expenses are not allocated to our reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and OMG, and we believe that this information enhances the ability of stockholders to analyze our performance. Our Funds Our Funds refers to the funds, alternative asset companies, trusts, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation (NASDAQ: ARCC) (“ARCC”) and an SEC-registered investment adviser. Part I Fees Part I Fees refers to a quarterly fee on the net investment income of certain publicly-traded or perpetual wealth vehicles. Such fees are classified as management fees as they are predictable and recurring in nature, not subject to contingent repayment and generally cash-settled each quarter, unless subject to a payment deferral. Part II Fees Part II Fees refers to fees from certain publicly-traded or perpetual wealth vehicles that are paid in arrears as of the end of each calendar year when the respective cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of respective Part II Fees paid in all prior years since inception. Performance Income Performance Income refers to income we earn based on the performance of a fund that is generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be either incentive fees earned from funds with stated investment periods or carried interest. Glossary (cont'd)

46 Glossary (cont'd) Perpetual Capital Perpetual Capital refers to the AUM of publicly-traded, perpetual wealth vehicles, commingled funds and managed accounts that have an indefinite term, are not in liquidation, and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Perpetual Capital - Managed Accounts refers to managed accounts for single investors primarily in illiquid strategies that meet the perpetual capital criteria. Perpetual Capital - Private Commingled Funds refers to commingled funds that meet the perpetual capital criteria, not including our publicly-traded or perpetual wealth vehicles. Perpetual capital may be withdrawn by investors under certain conditions, including through an election to redeem an investor’s fund investment or to terminate the investment management agreement, which in certain cases may be terminated on 30 days’ prior written notice. In addition, the investment management or advisory agreements of certain of our publicly-traded and perpetual wealth vehicles have one year terms, which are subject to annual renewal by such vehicles. Realized Income Realized Income or “RI”, a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and losses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from income before taxes by excluding: (i) operating results of our Consolidated Funds; (ii) depreciation and amortization expense; (iii) the effects of changes arising from corporate actions; and (iv) unrealized gains and losses related to carried interest, incentive fees and investment performance; and adjusting for certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital activities, underwriting costs and expenses incurred in connection with corporate reorganization. Placement fee adjustment represents the net portion of either expense deferral or amortization of upfront fees to placement agents that is presented to match the timing of expense recognition with the period over which management fees are expected to be earned from the associated fund for segment purposes but have been expensed in advance in accordance with GAAP. For periods in which the amortization of upfront fees for segment purposes is higher than the GAAP expense, the placement fee adjustment is presented as a reduction to RI. After-tax RI is RI less the current income tax provision. For this purpose, the current income tax provision represents the sum of (i) taxes paid or payable as reflected in the Company’s GAAP financial statements for the period and (ii) amounts payable under the Tax Receivable Agreement for which a tax benefit was included in the current period provision. The current income tax provision reflects the tax benefits associated with deductions available to the Company on certain expense items that have been excluded from the underlying calculation of RI, such as equity-based compensation deductions. If tax deductions related to the vesting of restricted units and exercise of stock options were excluded, the resulting current income tax provision and the implied tax rate would be higher, which would reduce After-tax RI. The assumptions applied in calculating our current income tax provision as presented under U.S. GAAP and in determining After-tax RI are consistent. Management believes that utilizing the current income tax provision, calculated as described above, in determining After-tax RI is meaningful because it increases comparability between periods and more accurately reflects amounts that are available for distribution to stockholders.